Exhibit 3.1

EXECUTION COPY

FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

LEGACY RESERVES LP

LEGACY RESERVES LP

FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

i

v

Section 18.4	Integration	121
Section 18.5	Creditors	121
Section 18.6	Waiver	121
Section 18.7	Third-Party Beneficiaries	121
Section 18.8	Counterparts	121
Section 18.9	Applicable Law	122
Section 18.10	Invalidity of Provisions	122
Section 18.11	Consent of Partners	122
Section 18.12	Facsimile Signatures	122

FOURTH AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF LEGACY RESERVES LP

THIS FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF LEGACY RESERVES LP dated as of June 17, 2014, is entered into by and among Legacy Reserves GP, LLC, a Delaware limited liability company, as the General Partner, and any other Persons who become Partners in the Partnership or parties hereto as provided herein.  In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Accredited Investor” shall have the meaning assigned to such term in Rule 501(a) promulgated under the Securities Act.

“Acquisition” means, as the context requires, (a) any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing, over the long term, the production of the oil and natural gas properties owned by the Partnership Group or the operating capacity of other assets owned by the Partnership Group, in each case from the production or operating capacity of the Partnership Group existing immediately prior to such transaction or (b) the assets acquired in any transaction described by clause (a) hereof.

“Additional Book Basis” means, with respect to any Adjusted Property, the portion of any remaining Carrying Value of such Adjusted Property that is attributable to positive adjustments made to such Carrying Value determined in accordance with the provisions set forth below in this definition of Additional Book Basis. For purposes of determining the extent to which Carrying Value constitutes Additional Book Basis:

(a)           Any negative adjustment made to the Carrying Value of an Adjusted Property as a result of either a Book-Down Event or a Book-Up Event shall first be deemed to offset or decrease that portion of the Carrying Value of such Adjusted Property that is attributable to any prior positive adjustments made thereto pursuant to a Book-Up Event or Book-Down Event.

(b)           If Carrying Value that constitutes Additional Book Basis is reduced as a result of a Book-Down Event and the Carrying Value of other property is increased as a result of such Book-Down Event, an allocable portion of any such increase in Carrying Value shall be treated as Additional Book Basis; provided, that the amount treated as Additional Book Basis pursuant hereto as a result of such Book-Down Event shall not exceed the amount by which the Aggregate Remaining Net Positive Adjustments after such Book-Down Event exceeds the remaining

Additional Book Basis attributable to all of the Partnership’s Adjusted Property after such Book-Down Event (determined without regard to the application of this clause (b) to such Book-Down Event).

“Additional Book Basis Derivative Items” means any Book Basis Derivative Items that are computed with reference to Additional Book Basis. To the extent that the Additional Book Basis attributable to all of the Partnership’s Adjusted Property as of the beginning of any taxable period exceeds the Aggregate Remaining Net Positive Adjustments as of the beginning of such period (the “Excess Additional Book Basis”), the Additional Book Basis Derivative Items for such period shall be reduced by the amount that bears the same ratio to the amount of Additional Book Basis Derivative Items determined without regard to this sentence as the Excess Additional Book Basis bears to the Additional Book Basis as of the beginning of such period.  With respect to a Disposed of Adjusted Property, the Additional Book Basis Derivative Items shall be the amount of Additional Book Basis taken into account in computing gain or loss from the disposition of such Disposed of Adjusted Property; provided that the provisions of the immediately preceding sentence shall apply to the determination of the Additional Book Basis Derivative Items attributable to Disposed of Adjusted Property.

“Adjusted Capital Account” means, with respect to any Partner, the balance in such Partner’s Capital Account at the end of each taxable period of the Partnership after giving effect to the following adjustments:

(a) credit to such Capital Account any amounts such Partner is (x) obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or (y) deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.  The “Adjusted Capital Account” of a Partner in respect of a Partnership Interest shall be the amount that such Adjusted Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.

“Adjusted Operating Surplus” means, with respect to any period, (a) Operating Surplus generated with respect to such period; (b) less (i) the amount of any net increase in Working Capital Borrowings (or the Partnership’s proportionate share of any net increase in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned) with respect to that period; and (ii) the amount of any net decrease in cash reserves (or the Partnership’s proportionate share of any net decrease in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures with respect to such period not relating to an Operating Expenditure made with respect to such period; and (c) plus (i) the amount of any net decrease in Working Capital Borrowings (or the Partnership’s proportionate share of any net decrease in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned)

with respect to that period; (ii) the amount of any net increase in cash reserves (or the Partnership’s proportionate share of any net increase in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures with respect to such period required by any debt instrument for the repayment of principal, interest or premium; and (iii) the amount of any net decrease made in subsequent periods in cash reserves for Operating Expenditures initially established with respect to such period to the extent such decrease results in a reduction in Adjusted Operating Surplus in subsequent periods pursuant to clause (b)(ii) above.  Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of Operating Surplus.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to a Revaluation Event.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  For purposes of this Agreement, the General Partner and its Affiliates, on the one hand, and any IDR Holder, on the other, shall not be considered Affiliates solely as a result of such IDR Holder owning Incentive Distribution Units.

“Aggregate Quantity of IDR Reset Units” has the meaning assigned to such term in Section 5.11(a).

“Aggregate Remaining Net Positive Adjustments” means, as of the end of any taxable period, the sum of the Remaining Net Positive Adjustments of all the Partners.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).

“Agreed Value” of (a) a Contributed Property means the fair market value of such property or other consideration at the time of contribution and (b) an Adjusted Property means the fair market value of such Adjusted Property on the date of the Revaluation Event, in each case as determined by the General Partner.  The General Partner shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Agreement” means this Fourth Amended and Restated Agreement of Limited Partnership of Legacy Reserves LP, as it may be amended, supplemented or restated from time to time.

“Alternative Form Consideration” means cash, securities or other property or assets (including any combination thereof).

“Applicable Period” means with respect to determining the amount of Available Cash for distribution to (i) the Unitholders or IDR Holders, as applicable, any Quarter ending prior to the Liquidation Date, and (ii) the Series A Holders or Series B Holders, any month ending prior to the Liquidation Date.

“Arrears” means, with respect to Preferred Distributions for any monthly period, that the full cumulative Preferred Distributions, as applicable, through the most recent Preferred Distribution Payment Date have not been paid on the Preferred Units Outstanding as of such monthly period.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class or series of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Available Cash” means, with respect to any Applicable Period:

(a)           the sum of (i) all cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand at the end of such Applicable Period and (ii) all additional cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand on the date of determination of Available Cash with respect to such Applicable Period resulting from Working Capital Borrowings made subsequent to the end of such Applicable Period, less

(b)           the amount of any cash reserves established by the General Partner (or the Partnership’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures including drilling and acquisitions and for anticipated future credit needs of the Partnership Group), (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject, (iii) provide funds for Series A Payments or Series B Payments or (iv) provide funds for distributions under Section 6.3 with respect to any one or more of the next four Quarters; provided, however, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Applicable Period but on or before the date of determination of Available Cash with respect to such Applicable Period shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Applicable Period if the General Partner so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Applicable Period in which the Liquidation Date occurs and any subsequent Applicable Period shall equal zero.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board of Directors” means the board of directors or managers of a corporation or limited liability company, as applicable, or if a limited partnership, the board of directors or board of managers of the general partner of such limited partnership, as applicable.

“Book Basis Derivative Items” means any item of income, deduction, gain or loss that is computed with reference to the Carrying Value of an Adjusted Property (e.g., depreciation, depletion, or gain or loss with respect to an Adjusted Property).

“Book-Down Event” means a Revaluation Event that gives rise to a Net Termination Loss.

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for U.S. federal income tax purposes as of such date.  A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with U.S. federal income tax accounting principles.

“Book-Up Event” means a Revaluation Event that gives rise to Net Termination Gain.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

“Capital Account” means the capital account maintained for a Partner pursuant to Section 5.5.  The “Capital Account” of a Partner in respect of any Partnership Interest shall be the amount that such Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership; or that is contributed or deemed contributed to the Partnership on behalf of a Partner (including, in the case of an underwritten offering of Units, the amount of any underwriting discounts or commissions).

“Capital Improvement” means any (a) development of, or addition or improvement to, capital assets owned by any Group Member, (b) construction of new, or acquisition or replacement of existing, capital assets by any Group Member or (c) capital contribution by any

Group Member to a Person that is not a Subsidiary in which such Group Member has, or after such capital contribution will have, an equity interest to fund such Group Member’s pro rata share of the cost of the development of, or addition or improvement to, capital assets owned by such Person, or the construction of new, or acquisition or replacement of existing, capital assets by such Person, in each case if such development, addition, improvement, construction, acquisition or replacement is made to increase, over the long term, the production levels of the oil and natural gas properties of the Partnership Group or such Person or the operating capacity of the other assets of the Partnership Group or such Person, in each case from the production or operating capacity of the Partnership Group or such Person, as the case may be, existing immediately prior to such development, addition, improvement, construction, acquisition or replacement.

“Capital Surplus” means Available Cash distributed by the Partnership in excess of Operating Surplus, as described in Section 6.3(a).

“Capital Replacement” means any (a) development of, or addition or improvement to, capital assets owned by any Group Member, (b) construction of new, or acquisition or replacement of existing, capital assets by any Group Member or (c) capital contribution by any Group Member to a Person that is not a Subsidiary in which such Group Member has, or after such capital contribution will have, an equity interest to fund such Group Member’s pro rata share of the cost of the development of, or addition or improvement to, capital assets owned by such Person, or the construction of new, or acquisition or replacement of existing, capital assets by such Person, in each case if such development, addition, improvement, construction, acquisition or replacement is made to maintain, over the long term, the production levels of the oil and natural gas properties of the Partnership Group or such Person or the operating capacity of the other assets of the Partnership Group or such Person, in each case existing immediately prior to such development, addition, improvement, construction, acquisition or replacement.

“Carrying Value” means (a) with respect to a Contributed Property or Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, Simulated Depletion, amortization and cost recovery deductions charged to the Partners’ Capital Accounts in respect of such property, and (b) with respect to any other Partnership property, the adjusted basis of such property for U.S. federal income tax purposes, all as of the time of determination; provided, however, that the Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.5(d) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud or willful misconduct in its capacity as a general partner of the Partnership.

“Certificate” means (a) a certificate (i) substantially in the form of Exhibit A with respect to Units, Exhibit A-1 with respect to Incentive Distribution Units, Exhibit B with respect to Series A Preferred Units or Exhibit C with respect to Series B Preferred Units, to this Agreement, (ii) issued in global form in accordance with the rules and regulations of the Depository or (iii) in such other form as may be adopted by the General Partner, issued by the

Partnership evidencing ownership of one or more Units or Preferred Units or (b) a certificate, in such form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“Change of Control” means the occurrence of any of the following: (a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Partnership and its Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); (b) the adoption of a plan relating to the liquidation or dissolution of the Partnership or removal of the General Partner by the Limited Partners of the Partnership; (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Partnership or its Subsidiaries, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the equity securities of the General Partner entitled to vote in the election of Directors, measured by voting power rather than number of shares, units or the like; (d) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Partnership Securities entitled to vote in the election of Directors, measured by voting power rather than number of Partnership Securities; or (e) the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

Notwithstanding the preceding, a conversion of the Partnership or any of its Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding equity interests in one form of entity for equity interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the equity interests entitled to vote in the election of directors of such entity or its general partner, as applicable, immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the equity interests entitled to vote in the election of directors of such entity or its general partner, as applicable, or continue to Beneficially Own sufficient equity interests entitled to vote in the election of directors in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person” Beneficially Owns more than 50% of the equity interests entitled to vote in the election of directors of such entity or its general partner, as applicable.

“Change of Control Election” has the meaning assigned to such term in Section 6.7(d).

“Change of Control Election Notice” has the meaning assigned to such term in Section 6.7(d).

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the General Partner by which a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

“Closing Date” means the first date on which the Units were sold by the Partnership to the Initial Purchaser and the Accredited Investors pursuant to the provisions of the Purchase Agreement.

“Closing Price” has the meaning assigned to such term in Section 15.1(a).

“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Combined Interest” has the meaning assigned to such term in Section 11.3(a).

“Commences Commercial Service” means the date on which an Acquisition or Capital Improvement begins producing in paying quantities or is first placed into commercial service by a Group Member following completion of such Acquisition or Capital Improvement, as applicable.

“Commission” means the United States Securities and Exchange Commission.

“Conflicts Committee” means a committee of the Board of Directors of the General Partner composed entirely of two or more directors who are not (a) security holders, officers or employees of the General Partner, (b) officers, directors or employees of any Affiliate of the General Partner, (c) officers, directors or employees of any Group Member or (d) holders of any ownership interest in any Group Member other than Units and who also meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Units are or may be listed or admitted to trading.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who: (a) was a member of the Board of Directors on the Series A Original Issue Date; or (b) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Contributed Property” means each property, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership.  Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property or other asset shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date, among the General Partner, the Partnership, the Operating Partnership GP, the Operating Partnership and the other parties named therein, together with the additional conveyance documents and instruments contemplated or referenced thereunder, as such may be amended, supplemented or restated from time to time.

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(c)(xii).

“Current Market Price” has the meaning assigned to such term in Section 15.1(a).

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C.  Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or Section 11.2.

“Depository” means, with respect to any Partnership Securities issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Disposed of Adjusted Property” has the meaning assigned to such term in Section 6.1(c)(xiii)(B).

“Director” means a member of the Board of Directors of the General Partner.

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Effective Date” means June 4, 2014.

“Effective Date Unit” means a Unit issued and Outstanding as of the Effective Date.

“Effective Date Unit Price” means the Closing Price of the Units on the Effective Date.

“Eligible Citizen” means a Person whose status as a Limited Partner the General Partner determines does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“Estimated Incremental Quarterly Tax Amount” has the meaning assigned to such term in Section 6.8.

“Estimated Maintenance Capital Expenditures” means, with respect to any period, an estimate made by the Board of Directors of the General Partner of the average Maintenance Capital Expenditures for such period (including the Partnership’s proportionate share of the average Maintenance Capital Expenditures of its Subsidiaries that are not wholly owned for such period) that the Partnership will need to incur to maintain, over the long term, the production levels of the oil and natural gas properties of the Partnership Group or the operating capacity of the other assets of the Partnership Group, in each case existing at the time the estimate is made.  The Board of Directors of the General Partner will be permitted to make such estimate in any manner it determines reasonable.  The estimate will be made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of future Estimated Maintenance Capital Expenditures.  The Partnership shall disclose to its Partners any change in the amount of Estimated Maintenance Capital Expenditures in its reports made in accordance with Section 8.3 to the extent not previously disclosed.  Any adjustments to Estimated Maintenance Capital Expenditures shall be prospective only.

“Event Issue Value” means, with respect to any Unit as of any date of determination, (a) in the case of a Revaluation Event that includes the issuance of Units pursuant to a public offering and solely for cash, the price paid for such Units or (b) in the case of any other Revaluation Event, the Closing Price of the Units on the date of such Revaluation Event or, if the General Partner determines that a value for the Unit other than such Closing Price more accurately reflects the Event Issue Value, the value determined by the General Partner.

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“Excess Additional Book Basis” has the meaning given such term in the definition of Additional Book Basis Derivative Items.

“Excess IDR-Related Unit” has the meaning assigned to such term in Section 5.5(c)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor for such statute.

“First Liquidation Target Amount” has the meaning assigned to such term in Section 6.1(b)(i)(C).

“First Target Distribution” means $0.6785 per Unit per Quarter, subject to adjustment in accordance with Section 5.11, Section 6.6 and Section 6.8.

“Founder Contributed Assets” means the assets contributed to the Partnership in exchange for Units as set forth in the Contribution Agreement.

“Founders Registration Rights Agreement” means that certain Founders Registration Rights Agreement, dated as of the Closing Date, among the General Partner, the Partnership and the other parties named therein, as such may be amended, supplemented or restated from time to time.

“Founding Investors” means (i) the natural persons that are the direct or indirect beneficial owners as of the Closing Date of the Persons referred to in the Contribution Agreement as ‘‘Contributing Parties’’, (ii) any family members (including spouses) of any Persons described in clause (i), and (iii) any Affiliates of the Persons described in clauses (i) or (ii), including the Contributing Parties as of the Closing Date, but only for such time as they remain so affiliated.

“General Partner” means Legacy Reserves GP, LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as a general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“General Partner Interest” means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it) and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

“General Partner Unit” means a fractional part of the General Partner Interest having the rights and obligations specified with respect to the General Partner Interest.  A General Partner Unit is not a Unit.

“Gross Liability Value” means, with respect to any Liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm’s-length transaction.

“Group” means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Partnership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.

“Group Member” means a member of the Partnership Group.

“Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

“Growth Capital Expenditures” means cash expenditures for Acquisitions or Capital Improvements, and shall not include Maintenance Capital Expenditures or Investment Capital Expenditures.  Growth Capital Expenditures may include interest (including periodic net payments under related interest rate swap agreements) and related fees paid during the Interim Payment Period on Interim Payment Period Debt issued to fund all or a portion of an Acquisition or a Capital Improvement.  Where capital expenditures are made in part for Growth Capital Expenditures and in part for other purposes, the General Partner shall determine the allocation between the amounts paid for each.

“Hedge Contract” means any exchange, swap, forward, cap, floor, collar, option or other similar agreement or arrangement entered into for the purpose of reducing the exposure of any Group Member to fluctuations in interest rates, the price of hydrocarbons, basis differentials or currency exchange rates in their operations or financing activities and not for speculative purposes.

“IDR-Related Units” means IDR Reset Units or any Units issued pursuant to Section 6.7(c) or Section 6.7(d) or pursuant to any IDR Holder Agreement.

“IDR Change of Control” means the occurrence of any of the following: (a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Partnership and its Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); (b) the adoption of a plan relating to the liquidation or dissolution of the Partnership or removal of the General Partner by the Limited Partners of the Partnership; (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Partnership or its Subsidiaries, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the equity securities of the General Partner entitled to vote in the election of Directors, measured by voting power rather than number of shares, units or the like; (d) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Partnership Securities entitled to vote in the election of Directors, measured by voting power rather than number of Partnership Securities.

Notwithstanding the preceding, a conversion of the Partnership or any of its Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding equity interests in one form of entity for equity interests in another form of entity shall not constitute an IDR Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the equity interests entitled to vote in the election of directors, managers, trustees or other persons serving in a similar capacity of such entity or its general partner, as applicable, immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the equity interests entitled to vote in the election of directors, managers, trustees or other persons serving in a similar capacity of such entity or its general partner, as applicable, or continue to Beneficially Own sufficient equity interests entitled to vote in the election of directors, managers, trustees or other persons serving in a similar capacity in such entity or its general partner, as applicable, to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person” Beneficially Owns more than 50% of the equity interests entitled to vote in the election of directors, managers, trustees or other persons serving in a similar capacity of such entity or its general partner, as applicable.

“IDR Holder” means a Record Holder of Incentive Distribution Units; provided, that the Partnership shall be considered the Record Holder of any Incentive Distribution Units held by it in treasury.

“IDR Holder Agreement” means any agreement between the Partnership and an IDR Holder providing for any rights or obligations of such IDR Holder in its capacity as an IDR Holder.

“IDR Holder Conversion Notice” has the meaning assigned to such term in Section 6.7(c).

“IDR Reset Units” has the meaning assigned to such term in Section 5.11(a).

“IDR Reset Election” has the meaning assigned to such term in Section 5.11(a).

“Incentive Distribution Unit” means a Limited Partner Interest which will confer upon the holder thereof only the rights and obligations specifically provided in this Agreement with respect to Incentive Distribution Units (and no other rights otherwise available to or other obligations of a holder of a Partnership Interest).  Subject to Section 6.7(h) and Section 13.3(c), the holder of an Incentive Distribution Unit shall not be entitled to vote with respect to such Incentive Distribution Unit on any Partnership matter except as may otherwise be required by law.

“Incentive Distributions” means any amount of cash distributed to the holders of the Incentive Distribution Units (in such capacity, but not in any other capacity) pursuant to Section 6.4(a)(iii) and (iv).

“Incremental Income Taxes” has the meaning assigned to such term in Section 6.8.

“Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any officer of the Partnership or any Subsidiary of the Partnership, (e) any Person who is or was a member, partner, director, officer, fiduciary or trustee of any Person that any of the preceding clauses of this definition describes, (f) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as an officer, director, member, partner, fiduciary or trustee of another Person, provided that that Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (g) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement.

“Independent Director” means a Director meeting the independence and experience requirements as set forth in the rules of the principal National Securities Exchange on which the Units are traded.

“Initial Limited Partners” means the Persons admitted to the Partnership in accordance with Section 10.1.

“Initial Offering” means the initial offering and sale of Units to the Initial Purchaser and Accredited Investors, as described in the Offering Memorandum.

“Initial Public Offering” means the closing of an initial offering and sale of Units to the public by the Partnership or any selling Unitholders pursuant to a Registration Statement generating aggregate gross proceeds to the Partnership and such selling Unitholders of not less than $20 million and following which the Units are listed or admitted to trading on a National Securities Exchange.

“Initial Purchaser” means Friedman, Billings, Ramsey & Co., Inc., in its capacity as the initial purchaser of Units pursuant to the Purchase Agreement.

“Interim Capital Transactions” means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness (other than Working Capital Borrowings and other than for items purchased on open account or for a deferred purchase price in the ordinary course of business) by any Group Member and sales of debt securities of any Group Member; (b) sales of equity interests of any Group Member; (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business, and (ii) sales or other dispositions of assets as part of normal retirements or replacements; (d) capital contributions received; and (e) corporate reorganizations or restructurings.

“Interim Payment Period” means the period beginning on the date that a Group Member enters into a binding obligation to make an Acquisition or commence a Capital Improvement or Capital Replacement and ending on the earlier to occur of the date that such Acquisition, Capital Improvement or Capital Replacement Commences Commercial Service and the date that the Group Member abandons or disposes of such Acquisition, Capital Improvement or Capital Replacement.

“Interim Payment Period Debt” means debt incurred to fund (a) all or a portion of an Acquisition, Capital Improvement or Capital Replacement, as applicable, (b) interest payments (including periodic net payments under related interest rate swap agreements) and related fees on other Interim Payment Period Debt or (c) distributions (including incremental Incentive Distributions) on Interim Payment Period Equity.

“Interim Payment Period Equity” means equity issued to fund (a) all or a portion of an Acquisition, Capital Improvement or Capital Replacement, as applicable, (b) interest payments (including periodic net payments under related interest rate swap agreements) and related fees on Interim Payment Period Debt or (c) distributions (including incremental Incentive Distributions) on other Interim Payment Period Equity.

“Investment Capital Expenditures” means capital expenditures other than Maintenance Capital Expenditures and Growth Capital Expenditures.

“Issue Price” means the price at which a Unit is purchased from the Partnership, excluding the Initial Purchaser’s discount or any underwriting discount or placement fee charged to the Partnership.

“Junior Securities” means (i) the Units and (ii) any other class or series of Partnership Securities established after the Series A Original Issue Date by the General Partner, the terms of which class or series do not expressly provide that it is made senior to or on parity with the Series A Preferred Units and Series B Preferred Units as to the right to distributions of cash or property or distributions upon any Liquidation Event (taking into account the intended effects of the allocations of gains and losses provided in this Agreement).

“Liability” means any liability or obligation of any nature, whether accrued, contingent or otherwise.

“LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of each relevant Preferred Distribution Period, as applicable.

“Limited Partner” means, unless the context otherwise requires, the Organizational Limited Partner prior to its withdrawal from the Partnership, each Initial Limited Partner, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership; provided, however, that when the term “Limited Partner” is used herein in the context of any vote or other approval, including Article XIII and Article XIV, such term shall not, solely for such purpose, include any holder of an Incentive Distribution Unit (solely with respect to its Incentive Distribution Units and not with respect to any other Limited Partner Interest held by such Person) except as set forth in Section 6.7(h) and Section 13.3(c) or as may be required by law.

“Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership, which may be evidenced by Units, Preferred Units, Incentive Distribution Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement; provided, however, that when the term “Limited Partner Interest” is used herein in the context of any vote or other approval, including Article XIII and Article XIV, such term shall not, solely for such purpose, include any Incentive Distribution Unit except as set forth in Section 6.7(h) and Section 13.3(c) or as may be required by law.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidation Event” means the occurrence of a dissolution or liquidation of the Partnership, whether voluntary or involuntary; provided, however, that a Liquidation Event shall not precede the Liquidation Date. Neither the sale of all or substantially all of the property or business of the Partnership nor the consolidation or merger of the Partnership with or into any other Person, individually or in a series of transactions, shall be deemed a Liquidation Event.

“Liquidation Preference” means, in connection with any distribution made in accordance with Section 12.4 in connection with a Liquidation Event and with respect to any holder of any class or series of Partnership Securities, the amount otherwise payable to such holder in such distribution with respect to such class or series of Partnership Securities (assuming no limitation on the assets of the Partnership available for such distribution), including an amount equal to any accrued but unpaid distributions thereon to the date fixed for such payment, whether or not declared (if the terms of the applicable class or series of Partnership Securities so provide). For avoidance of doubt, for the foregoing purposes the Series A Liquidation Preference is the Liquidation Preference with respect to the Series A Preferred Units and the Series B Liquidation Preference is the Liquidation Preference with respect to the Series B Preferred Units.

“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

“London Banking Day” means any day on which commercial banks are open for business (including dealings in U.S. dollars) in London.

“Maintenance Capital Expenditures” means cash expenditures (including expenditures for the development of, or addition or improvement to, capital assets owned by any Group Member or the construction of new, or acquisition or replacement of existing, capital assets by any Group Member) if such expenditures are made to maintain, over the long term, the production levels of the oil and natural gas properties of the Partnership Group or the operating capacity of the other assets of the Partnership Group, in each case existing at the time of such expenditure.  Maintenance Capital Expenditures shall not include (a) Growth Capital Expenditures or (b) Investment Capital Expenditures.  Maintenance Capital Expenditures may include interest (including periodic net payments under related interest rate swap agreements) and related fees paid on Interim Payment Period Debt to fund all or a portion of a Capital Replacement and distributions (including incremental Incentive Distributions) paid on Interim Payment Period Equity to fund all or a portion of a Capital Replacement, in each case during the Interim Payment Period. Where capital expenditures are made in part for Maintenance Capital Expenditures and in part for other purposes, the General Partner shall determine the allocation between the amounts paid for each.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“Minimum Quarterly Distribution” means $0.59 per Unit per Quarter, subject to adjustment in accordance with Section 5.11, Section 6.6 and Section 6.8.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, or The Nasdaq Stock Market or any successor thereto.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property or other consideration reduced by any Liabilities either assumed by the Partnership upon such contribution or to which such property or other consideration is subject when contributed and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any Liabilities either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case.

“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period.  The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall include Simulated Gains, but shall not include any items specially allocated under Section 6.1(c); provided, however, that the determination of the items that have been specially allocated under Section 6.1(c) shall be made without regard to any reversal of such items under Section 6.1(c)(xii).

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period.  The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall include Simulated Gains, but shall not include any items specially allocated under Section 6.1(c); provided, however, that the determination of the items that have been specially allocated under Section 6.1(c) shall be made without regard to any reversal of such items under Section 6.1(c)(xii).

“Net Positive Adjustments” means, with respect to any Partner, the excess, if any, of the total positive adjustments over the total negative adjustments made to the Capital Account of such Partner pursuant to Book-Up Events and Book-Down Events.

“Net Termination Gain” means, for any taxable period, (a) the sum, if positive, of all items of income, gain, loss or deduction (determined in accordance with Section 5.5) that are recognized by the Partnership (i) after the Liquidation Date or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group), or (b) the excess, if any, of the aggregate amount of Unrealized Gain over the aggregate amount of Unrealized Loss deemed recognized by the Partnership pursuant to Section 5.5(d) on the date of a Revaluation Event, provided, however, that the items included in the determination of Net Termination Gain shall include Simulated Gain, but shall not include any items of income, gain or loss specially allocated under Section 6.1(c)(i)- (xii) or (xiv).

“Net Termination Loss” means, for any taxable period, (a) the sum, if negative, of all items of income, gain, loss or deduction (determined in accordance with Section 5.5) that are recognized by the Partnership (i) after the Liquidation Date or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group), or (b) the excess, if any, of the aggregated amount of Unrealized Loss over the aggregate amount of Unrealized Gain deemed recognized by the Partnership pursuant to Section 5.5(d) on the date of a Revaluation Event; provided, however, that items included in the determination of Net Termination Loss shall include Simulated Gain, but shall not include any items of income, gain or loss specially allocated under Section 6.1(c)(i) -(xii) or (xiv).

“Non-citizen Assignee” means a Person whom the General Partner has determined does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become substituted as the Limited Partner pursuant to Section 4.9.

“Noncompensatory Option” has the meaning set forth in Treasury Regulation Section 1.721-2(f).

“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.2(c)(iii) and Section 6.2(d) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including, any expenditure described in Section 705(a)(2)(B) of the Code), Simulated Depletion or Simulated Loss that, in accordance with the principles of Treasury Regulation Section 1.704-2(b)(1), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).

“Offering Memorandum” means the private placement memorandum dated March 6, 2006 relating to the private placement of Units of the Partnership.

“Omnibus Agreement” means that Omnibus Agreement, dated as of the Closing Date, among the General Partner, the Partnership, the Operating Partnership GP, the Operating Partnership and the other parties thereto.

“Operating Expenditures” means all Partnership Group cash expenditures (or the Partnership’s proportionate share of expenditures in the case of Subsidiaries that are not wholly owned), including taxes, reimbursements of expenses of the General Partner and its Affiliates, payments made in the ordinary course of business under any Hedge Contracts, officer compensation, repayment of Working Capital Borrowings, debt service payments and Estimated Maintenance Capital Expenditures, subject to the following:

(a) repayments of Working Capital Borrowings deducted from Operating Surplus pursuant to clause (b)(iii) of the definition of “Operating Surplus” shall not constitute Operating Expenditures when actually repaid;

(b) payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures;

(c) Operating Expenditures shall not include (i) Growth Capital Expenditures, (ii) actual Maintenance Capital Expenditures, (iii) Investment Capital Expenditures, (iv) payment of transaction expenses (including taxes) relating to Interim Capital Transactions, (v) distributions to Partners, or (vi) repurchases of Partnership Interests, other than repurchases of Partnership Interests to satisfy obligations under employee benefit plans, or reimbursements of expenses of the General Partner for such purchases; and

(d) (i) payments made in connection with the initial purchase of a Hedge Contract shall be amortized in accordance with the monthly allocations of fair value conducted at the time such contract is entered into and (ii) payments made in connection with the termination of any Hedge Contract prior to the expiration of its stipulated settlement or termination date shall be amortized in monthly installments over what would have been the remaining life of such Hedge Contract had it not been so terminated.

“Operating Partnership Agreement” means the Limited Partnership Agreement of the Operating Partnership, as it may be amended, supplemented or restated from time to time.

“Operating Partnership” means Legacy Reserves Operating LP, a Delaware limited partnership, and any successors thereto.

“Operating Partnership GP Agreement” means the Limited Liability Company Agreement of the Operating Partnership GP, as it may be amended, supplemented or restated from time to time.

“Operating Partnership GP” means Legacy Reserves Operating GP LLC, a Delaware limited liability company, and any successors thereto, in its capacity as general partner of the Operating Partnership.

“Operating Surplus” means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication,

(a) the sum of (i) $140.0 million, (ii) all cash receipts of the Partnership Group (or the Partnership’s proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) for the period beginning on the first day of the Quarter in which Incentive Distribution Units are first issued and ending on the last day of such period, but excluding cash receipts from Interim Capital Transactions and provided that cash receipts from the termination of any Hedge Contract prior to the expiration of its stipulated settlement or termination date shall be included in monthly installments over the remaining scheduled life of such Hedge Contract had it not been so terminated, (iii) all cash receipts of the Partnership Group (or the Partnership’s proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings, and (iv) the amount of cash distributions paid (including incremental Incentive Distributions) during the Interim Payment Period on Interim Payment Period Equity issued to fund all or a portion of an Acquisition or a Capital Improvement; less

(b) the sum of (i) Operating Expenditures for the period beginning on the first day of the Quarter in which Incentive Distribution Units are first issued and ending on the last day of such period, (ii) the amount of cash reserves established by the General Partner (or the Partnership’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) to provide funds for future Operating Expenditures, (iii) all Working Capital Borrowings not repaid within twelve months after having been incurred or repaid within such twelve months with the proceeds of additional Working Capital Borrowings and (iv) any cash loss realized on the disposition of an Investment Capital Expenditure.

provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the General Partner so determines.

Notwithstanding the foregoing, “Operating Surplus” with respect to the period in which the Liquidation Date occurs and any subsequent period shall equal zero.  Cash receipts from an Investment Capital Expenditure shall be treated as cash receipts only to the extent they are a return on principal, but in no event shall a return of principal be treated as cash receipts.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner.

“Option Closing Date” means the date or dates on which any Units were sold by the Partnership to the Initial Purchaser upon exercise of the Over-Allotment Option.

“Organizational Limited Partner” means Moriah Properties, Ltd. in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the Founding Investors) beneficially owns 20% or more of any Outstanding Partnership Securities of any class or series then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Partnership Securities so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Partnership Securities shall not, however, be treated as a separate class or series of Partnership Securities for purposes of this Agreement); provided, further, that the foregoing limitation shall not apply to (i) any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class or series then Outstanding directly from the Founding Investors, (ii) any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class or series then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, (iii) any Person or Group who acquired 20% or more of any Partnership Securities issued by the Partnership with the prior approval of the board of directors of the General Partner or (iv) with respect to any voting rights thereof, Preferred Units or Incentive Distribution Units.

“Over-Allotment Option” means the over-allotment option granted to the Initial Purchaser by the Partnership pursuant to the Purchase Agreement.

“Parity Securities” means any class or series of Partnership Securities established after the Series A Original Issue Date by the General Partner, the terms of which class or series are not expressly subordinated or senior to the Series A Preferred Units and Series B Preferred Units as to the right to distributions of cash or property or distributions upon any Liquidation Event (taking into account the intended effects of the allocations of gains and losses provided in this Agreement), and with respect to any such class or series of Partnership Securities, the Series A Preferred Units.

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means Legacy Reserves LP, a Delaware limited partnership, and any successors thereto.

“Partnership Group” means the Partnership and its Subsidiaries treated as a single consolidated entity.

“Partnership Interest” means an ownership interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.

“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to any equity interest in the Partnership), including Units, Preferred Units and Incentive Distribution Units.

“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units or by an IDR Holder or former IDR Holder.

“Percentage Interest” means as of any date of determination (a) as to the General Partner with respect to the General Partner Interest and as to any Unitholder with respect to Units, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of General Partner Units held by the General Partner or the number of Units held by such Unitholder, as the case may be, by (B) the total number of all Outstanding Units and General Partner Units, and (b) as to the holders of other Partnership Securities issued by the Partnership in accordance with Section 5.6, the percentage established as a part of such issuance.  The Percentage Interest with respect to a Preferred Unit or Incentive Distribution Unit, including any Incentive Distribution Units held by the Partnership in treasury, shall at all times be zero.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization or other enterprise (including an employee benefit plan), association, governmental agency or political subdivision thereof or other entity.

“Preferred Holder” means a Record Holder of the Preferred Units.

“Preferred Distributions” means Series A Distributions and Series B Distributions.

“Preferred Distribution Payment Date” means the Series A Distribution Payment Date and Series B Distribution Payment Date.

“Preferred Distribution Period” means the Series A Distribution Period and Series B Distribution Period.

“Preferred Units” means a Partnership Security, designated as a “Preferred Unit,” which entitles the holder thereof to a preference with respect to distributions, or as to the distribution of assets upon any Liquidation Event, over Units, including the Series A Preferred Units and Series B Preferred Units.

“Pro Rata” means (a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests, (b) when modifying Partnership Securities (other than Preferred Units and Incentive Distribution Units) or any class or series thereof, apportioned equally among all such designated Partnership Securities (other than Preferred Units and Incentive Distribution Units) in accordance with their relative Percentage Interests, (c) when modifying Partners or Record Holders (other than Preferred Holders and IDR Holders), apportioned among all such Partners or Record Holders (other than Preferred Holders and IDR Holders), as the case may be, in accordance with their relative Percentage Interests, (d) when used with respect to Series A Holders, apportioned equally among all Series A Holders in accordance with the relative number or percentage of Series A Preferred Units held by each such holder, (e) when used with respect to Series B Holders, apportioned equally among all Series B Holders in accordance with the relative number or percentage of Series B Preferred Units held by each such holder, and (f) when used with respect to IDR Holders, apportioned among all IDR Holders in accordance with the percentages obtained by dividing (i) the number of Incentive Distribution Units held by each such holder by (ii) the number of issued Incentive Distribution Units.

“Purchase Agreement” means the Purchase/Placement Agreement dated March 6, 2006 among Friedman, Billings, Ramsey & Co., Inc., as the Initial Purchaser and the Placement Agent, the Partnership, and the General Partner providing for the purchase of Units by the Initial Purchaser and the Accredited Investors.

“Purchase and Sale Agreement” means the Purchase and Sale Agreement dated May 2, 2014 by and among WPX Energy Rocky Mountain, LLC, Legacy Reserves Operating LP, the General Partner and the Partnership.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Limited Partner Interests of a certain class or series (other than Limited Partner Interests owned by the General Partner and its Affiliates) pursuant to Article XV.

“Quarter” means, unless the context requires otherwise, a fiscal quarter, or, with respect to the first fiscal quarter after the Closing Date, the portion of such fiscal quarter after the Closing Date, of the Partnership.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Record Date” means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means (a) the Person in whose name a Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, (b) the Person in whose name a Preferred Unit is registered on the books of the Transfer Agent as of, unless otherwise set forth in Article XVI or Article XVII, the opening of business on a particular Business Day, (c) the Person in whose name an Incentive Distribution Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day or (d) with respect to other Partnership Interests, the Person in whose name any such other Partnership

Interest is registered on the books that the General Partner has caused to be kept as of the opening of business on such Business Day.

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.10.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Closing Date, among the General Partner, the Partnership and Friedman, Billings, Ramsey & Co., Inc., as such may be amended, supplemented or restated from time to time.

“Registration Statement” means the Registration Statement as it was filed by the Partnership with the Commission under the Securities Act to register the offering and sale of Units in the Initial Public Offering.

“Remaining Net Positive Adjustments” means, as of the end of any taxable period, (i) with respect to the Unitholders, the excess of (a) the Net Positive Adjustments of the Unitholders holding Units as of the end of such period over (b) the sum of those Unitholders’ Share of Additional Book Basis Derivative Items for each prior taxable period, (ii) with respect to the General Partner (as holder of the General Partner Interest), the excess of (a) the Net Positive Adjustments of the General Partner as of the end of such period over (b) the sum of the General Partner’s Share of Additional Book Basis Derivative Items with respect to the General Partner Interest for each prior taxable period and (iii) with respect to the holders of Incentive Distribution Units, the excess of (a) the Net Positive Adjustments of the holders of Incentive Distribution Units as of the end of such period over (b) the sum of the Share of Additional Book Basis Derivative Items of the holders of the Incentive Distribution Units for each prior taxable period.

“Required Allocations” means any allocation of an item of income, gain, loss, or deduction pursuant to Section 6.1(c)(i), Section 6.1(c)(ii), Section 6.1(c)(iv), Section 6.1(c)(v), Section 6.1(c)(vi), Section 6.1(c)(vii) or Section 6.1(c)(ix).

“Reset MQD” has the meaning assigned to such term in Section 5.11(e).

“Reset Notice” has the meaning assigned to such term in Section 5.11(b).

“Revaluation Event” means an event that results in an adjustment to the Carrying Value of Partnership property pursuant to Section 5.5(d).

“Second Liquidation Target Amount” has the meaning assigned to such term in Section 6.1(b)(i)(D).

“Second Target Distribution” means $0.7375 per Unit per Quarter, subject to adjustment in accordance with Section 5.11, Section 6.6 and Section 6.8.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Senior Securities” means any class or series of Partnership Securities established after the Series A Original Issue Date by the General Partner, the terms of which class or series expressly provide that it ranks senior to the Series A Preferred Units and Series B Preferred Units as to the right to distributions of cash or property or distributions upon any Liquidation Event (taking into account the intended effects of the allocations of gains and losses provided in this Agreement).

“Series A Change of Control Conversion Date” has the meaning assigned to such term in Section 16.4(a).

“Series A Change of Control Offer” has the meaning assigned to such term in Section 16.4(a).

“Series A Conversion Ratio” has the meaning assigned to such term in Section 16.4(b).

“Series A Conversion Units” means Units issued upon conversion of the Series A Preferred Units in accordance with Section 16.4(a).

“Series A Distribution Payment Date” means the fifteenth day of each month, commencing May 15, 2014; provided, however, that if any Series A Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series A Distribution Payment Date shall instead be on the immediately succeeding Business Day.

“Series A Distribution Period” means a period of time from and including the preceding Series A Distribution Payment Date (other than the initial Series A Distribution Period, which shall commence on and include the Series A Original Issue Date), to but excluding the next Series A Distribution Payment Date for such Series A Distribution Period.

“Series A Distribution Rate” means an annual rate equal to (i) during the Series A Fixed Rate Period, 8% of the Stated Series A Liquidation Preference per Series A Preferred Unit and (ii) during the Series A Floating Rate Period, a percentage of the Stated Series A Liquidation Preference per Series A Preferred Unit equal to the sum of (a) Three-Month LIBOR as calculated on each applicable date of determination and (b) 5.24%.

“Series A Distribution Record Date” has the meaning assigned to such term in Section 16.3(b).

“Series A Distributions” means distributions with respect to Series A Preferred Units pursuant to Section 16.3.

“Series A Fixed Rate Period” means the period from and including the Series A Original Issue Date to, but not including, April 15, 2024.

“Series A Floating Rate Period” means the period from and including April 15, 2024 and thereafter until such time as the Series A Preferred Units are redeemed in accordance with Section 16.6 or are converted in accordance with Section 16.4.

“Series A Holder” means a Record Holder of the Series A Preferred Units.

“Series A Liquidation Preference” means a liquidation preference for each Outstanding Series A Preferred Unit initially equal to $25.00 per Series A Preferred Unit, which liquidation preference shall be subject to increase by the per Series A Preferred Unit amount of any accumulated and unpaid distributions (whether or not such distributions shall have been declared).

“Series A Original Issue Date” means April 17, 2014.

“Series A Payments” means, collectively, Series A Distributions and Series A Redemption Payments.

“Series A Preferred Unit” means a Preferred Unit having the designations, preferences, rights and obligations set forth in Article XVI.

“Series A Redemption Date” has the meaning assigned to such term in Section 16.6.

“Series A Redemption Notice” has the meaning assigned to such term in Section 16.6(b).

“Series A Redemption Payments” means payments to be made to the Series A Holders to redeem Series A Preferred Units in accordance with Section 16.6.

“Series A Redemption Price” has the meaning assigned to such term in Section 16.6(a).

“Series A Unit Conversion Consideration” has the meaning assigned to such term in Section 16.4(a).

“Series B Change of Control Conversion Date” has the meaning assigned to such term in Section 17.4(a).

“Series B Change of Control Offer” has the meaning assigned to such term in Section 17.4(a).

“Series B Conversion Ratio” has the meaning assigned to such term in Section 17.4(a).

“Series B Conversion Units” means Units issued upon conversion of the Series B Preferred Units in accordance with Section 17.4(a).

“Series B Distribution Payment Date” means the fifteenth day of each month, commencing July 15, 2014; provided, however, that if any Series B Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series B Distribution Payment Date shall instead be on the immediately succeeding Business Day.

“Series B Distribution Period” means a period of time from and including the preceding Series B Distribution Payment Date (other than the initial Series B Distribution Period, which shall commence on and include the Series B Original Issue Date), to but excluding the next Series B Distribution Payment Date for such Series B Distribution Period.

“Series B Distribution Rate” means an annual rate equal to (i) during the Series B Fixed Rate Period, 8.00% of the Stated Series B Liquidation Preference per Series B Preferred Unit and (ii) during the Series B Floating Rate Period, a percentage of the Stated Series B Liquidation Preference per Series B Preferred Unit equal to the sum of (a) Three-Month LIBOR as calculated on each applicable date of determination and (b) 5.256%.

“Series B Distribution Record Date” has the meaning assigned to such term in Section 17.3(b).

“Series B Distributions” means distributions with respect to Series B Preferred Units pursuant to Section 17.3.

“Series B Fixed Rate Period” means the period from and including the Series B Original Issue Date to, but not including, June 15, 2024.

“Series B Floating Rate Period” means the period from and including June 15, 2024 and thereafter until such time as the Series B Preferred Units are redeemed in accordance with Section 17.6 or are converted in accordance with Section 17.4.

“Series B Holder” means a Record Holder of the Series B Preferred Units.

“Series B Liquidation Preference” means a liquidation preference for each Outstanding Series B Preferred Unit initially equal to $25.00 per Series B Preferred Unit, which liquidation preference shall be subject to increase by the per Series B Preferred Unit amount of any accumulated and unpaid distributions (whether or not such distributions shall have been declared).

“Series B Original Issue Date” means June 17, 2014.

“Series B Payments” means, collectively, Series B Distributions and Series B Redemption Payments.

“Series B Preferred Unit” means a Preferred Unit having the designations, preferences, rights and obligations set forth in Article XVII.

“Series B Redemption Date” has the meaning assigned to such term in Section 17.6.

“Series B Redemption Notice” has the meaning assigned to such term in Section 17.6(b).

“Series B Redemption Payments” means payments to be made to the Series B Holders to redeem Series B Preferred Units in accordance with Section 17.6.

“Series B Redemption Price” has the meaning assigned to such term in Section 17.6(a).

“Series B Unit Conversion Consideration” has the meaning assigned to such term in Section 17.4(a).

“Share of Additional Book Basis Derivative Items” means, in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, (i) with respect to the Unitholders, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Unitholders’ Remaining Net Positive Adjustments as of the end of such taxable period bears to the Aggregate Remaining Net Positive Adjustments as of that time, (ii) with respect to the General Partner (in respect of the General Partner Interest), the amount that bears the same ratio to such Additional Book Basis Derivative Items as the General Partner’s Remaining Net Positive Adjustments as of the end of such taxable period bears to the Aggregate Remaining Net Positive Adjustment as of that time, and (iii) with respect to the Partners holding Incentive Distribution Units, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Remaining Net Positive Adjustments of the Partners holding the Incentive Distribution Units as of the end of such taxable period bears to the Aggregate Remaining Net Positive Adjustments as of that time.

“Simulated Basis” means the Carrying Value of any oil and natural gas property (as defined in Section 614 of the Code).

“Simulated Depletion” means, with respect to an oil and natural gas property (as defined in Section 614 of the Code), a depletion allowance computed in accordance with federal income tax principles (as if the Simulated Basis of the property was its adjusted tax basis) and in the manner specified in Treasury Regulation § 1.704-1(b)(2)(iv)(k)(2).  For purposes of computing Simulated Depletion with respect to any property, the Simulated Basis of such property shall be deemed to be the Carrying Value of such property, and in no event shall such allowance for Simulated Depletion, in the aggregate, exceed such Simulated Basis.

“Simulated Gain” means the excess of the amount realized from the sale or other disposition of an oil or natural gas property over the Carrying Value of such property.

“Simulated Loss” means the excess of the Carrying Value of an oil or natural gas property over the amount realized from the sale or other disposition of such property.

“Special Approval” means approval by a majority of the members of the Conflicts Committee.

“Stated Liquidation Preference” means the stated liquidation preference with respect to any series of Preferred Units.

“Stated Series A Liquidation Preference” means an amount equal to $25.00 per Series A Preferred Unit.

“Stated Series B Liquidation Preference” means an amount equal to $25.00 per Series B Preferred Unit.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such

Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“Three-Month LIBOR” means, for any LIBOR Determination Date, as determined on the LIBOR Determination Date for the applicable Preferred Distribution Period the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period as appears on Bloomberg, L.P. page US0003M, as set by the British Bankers Association at 11:00 a.m. (London time) on such LIBOR Determination Date. If the appropriate page is replaced or service ceases to be available, the General Partner may select another page or service displaying the appropriate rate.

“Target Distributions” means, collectively, the First Target Distribution and Second Target Distribution.

“Trading Day” has the meaning assigned to such term in Section 15.1(a).

“Transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the General Partner to act as registrar and transfer agent for the Units, the Preferred Units, the Incentive Distribution Units or any other class or series of Partnership Security; provided, that if no Transfer Agent is specifically designated for any Partnership Securities, the General Partner shall act in such capacity.

“Treasury Regulation” means the United States Treasury regulations promulgated under the Code.

“Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Units in this Agreement, but shall not include Preferred Units, General Partner Units (or General Partner Interests represented thereby) or Incentive Distribution Units.

“Unit Majority” means at least a majority of the Outstanding Units.

“Unitholders” means the holders of Units.

“Unpaid MQD” has the meaning assigned to such term in Section 6.1(b)(i)(B).

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

“Unrecovered Effective Date Unit Price” means, at any time with respect to a Unit, the Effective Date Unit Price less the sum of all distributions constituting Capital Surplus theretofore made after the Effective Date in respect of an Effective Date Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an Effective Date Unit, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of such Units.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.

“Vested Incentive Distribution Units” means Outstanding Incentive Distribution Units that (a) are vested pursuant to the terms of an applicable IDR Holder Agreement and (b) are not held by the Partnership in treasury.

“Withdrawal Opinion of Counsel” has the meaning assigned to such term in Section 11.1(b).

“Working Capital Borrowings” means borrowings used solely for working capital purposes or to pay distributions to Partners, made pursuant to a credit facility, commercial paper facility or other similar financing arrangement; provided that when incurred it is the intent of the borrower to repay such borrowings within 12 months from sources other than additional Working Capital Borrowings.

Section 1.2                                    Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation; and (d) the term “long term” generally refers to a period of time of not less than 12 months.

ARTICLE II

ORGANIZATION

Section 2.1                                    Continuation.

The General Partner and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and hereby amend and restate the Third Amended and Restated Agreement of Limited Partnership of Legacy Reserves LP in its entirety.  This amendment and restatement shall become effective on the date of this Agreement.  Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act.  All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

Section 2.2                                    Name.

The name of the Partnership shall be “Legacy Reserves LP”.  The Partnership’s business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner.  The words “Limited Partnership,” “LP,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires.  The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3                                    Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the General Partner, the registered office and registered agent of the Partnership in the State of Delaware shall be the initial registered office and registered agent named in the Certificate of Limited Partnership of the Partnership or such other place or agent as the General Partner may from time to time designate by notice to the Limited Partners.  The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner determines to be necessary or appropriate.  The address of the General Partner shall be 303 W. Wall Street, Suite 1500, Midland, Texas 79701 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 2.4                                    Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form, hold or dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the

General Partner shall not cause the Partnership to engage, directly or indirectly, in any business activity that the General Partner determines would cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.  To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve, and may decline to propose or approve, the conduct by the Partnership of any business free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.

Section 2.5                                    Powers.

The Partnership shall be empowered to do any and all acts and things necessary and appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6                                    Power of Attorney.

(a)         Each Limited Partner hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i)                                     execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, Article X, Article XI or Article XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Partnership pursuant to Article XIV; and

(ii)                                  execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b)         The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner and the transfer of all or any portion of such Limited Partner’s Partnership Interest and shall extend to such Limited Partner’s heirs, successors, assigns and personal representatives.  Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney.  Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator may request in order to effectuate this Agreement and the purposes of the Partnership.

Section 2.7                                    Term.

The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII.  The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

Section 2.8                                    Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner,

individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.  Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine.  The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer to the Partnership of record title to all Partnership assets held by the General Partner and its Affiliates, and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner.  All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

Section 3.1                                    Limitation of Liability.

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 3.2                                    Management of Business.

No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.  Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

Section 3.3                                    Outside Activities of the Limited Partners.

Subject to the provisions of Section 7.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners, any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group.  Neither the Partnership nor any of

the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

Section 3.4                                    Rights of Limited Partners.

(a)         In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand and at such Limited Partner’s own expense:

(i)                                     promptly after becoming available, to obtain a copy of the Partnership’s federal, state and local income tax returns for each year;

(ii)                                  to obtain a current list of the name and last known business, residence or mailing address of each Partner;

(iii)                               to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner;

(iv)                              to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

(v)                                 to obtain true and full information regarding the status of the business and financial condition of the Partnership Group; and

(vi)                              to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b)         Notwithstanding any other provision of this Agreement, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF
PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1                                    Certificates.

Upon the Partnership’s issuance of Partnership Securities to any Person and subject to Section 16.2(b) with respect to Series A Preferred Units, Section 17.2(b) with respect to Series B Preferred Units and Section 6.7(h) with respect to Incentive Distribution Units, the Partnership may issue one or more Certificates in the name of such Person evidencing the number of such Partnership Securities being so issued.  In addition, (a) upon the General Partner’s request, the Partnership shall issue to it one or more Certificates in the name of the General Partner evidencing its interests in the Partnership and (b) upon the request of any Person owning any other Partnership Securities, the Partnership shall issue to such Person one or more Certificates evidencing such Partnership Securities.  Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, President or any Executive Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the General Partner.  No Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that, notwithstanding any provisions to the contrary in this Section 4.1 or elsewhere in this Agreement, the Partnership Securities may be certificated or uncertificated as provided in the Delaware Act, provided further, that if the General Partner elects to issue Partnership Securities in global form, the Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Partnership Securities have been duly registered in accordance with the directions of the Partnership.

Section 4.2                                    Mutilated, Destroyed, Lost or Stolen Certificates.

(a)         If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate, or shall deliver other evidence of the issuance of uncertificated Partnership Securities, evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

(b)         The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate, or shall deliver other evidence of the issuance of uncertificated Partnership Securities, in place of any Certificate previously issued if the Record Holder of the Certificate:

(i)                                     makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)                                  requests the issuance of a new Certificate, or other evidence of the issuance of uncertificated Partnership Securities, before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)                               if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)                              satisfies any other reasonable requirements imposed by the General Partner.

If a Limited Partner fails to notify the General Partner within a reasonable period of time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate, or other evidence of the issuance of uncertificated Partnership Securities.

(c)          As a condition to the issuance of any new Certificate, or other evidence of the issuance of uncertificated Partnership Securities, under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3                                    Record Holders.

The Partnership shall be entitled to recognize the Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.  Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Partnership Interest.

Section 4.4                                    Transfer Generally.

(a)         The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Interest to another Person and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)         No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV.  Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

(c)          Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of the General Partner of any or all of the issued and outstanding equity interests of the General Partner.

Section 4.5                                    Registration and Transfer of Limited Partner Interests.

(a)         The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests.  The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Partnership Securities and transfers of such Partnership Securities as herein provided.  The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5.  Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Units, Preferred Units and Incentive Distribution Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates, or shall deliver other evidence of the issuance of uncertificated Limited Partner Interests, evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

(b)         Except as otherwise provided in Section 4.9, the General Partner shall not recognize any transfer of Limited Partner Interests until the Certificates, or other evidence of issuance of uncertificated Limited Partner Interests, evidencing such Limited Partner Interests are surrendered for registration of transfer.  No charge shall be imposed by the General Partner for such transfer; provided, that as a condition to the issuance of any new Certificate, or other evidence of the issuance uncertificated Limited Partner Interests, under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c)          Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.8, (iv) with respect to any class or series of Limited Partner Interests, the provisions of any statement of designations or amendment to this Agreement establishing such class or series, (v) any contractual provisions binding on any Limited Partner and (vi) provisions of applicable law including the Securities Act, Partnership Interests shall be freely transferable.

Section 4.6                                    Transfer of the General Partner’s General Partner Interest.

(a)         Subject to Section 4.6(c), prior to March 31, 2016, the General Partner shall not transfer all or any part of its General Partner Interest to a Person unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a majority of the

Outstanding Units (excluding any Units held by the General Partner and its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate (other than an individual) of the General Partner or (B) another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into another Person or the transfer by the General Partner of all or substantially all of its assets to another Person (other than an individual).

(b)         Subject to Section 4.6(c), on or after March 31, 2016, the General Partner may transfer all or any part of its General Partner Interest without Unitholder approval.

(c)          Notwithstanding anything contained in this Agreement to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person or replacement of the General Partner pursuant to Section 10.3 shall be permitted unless (i)  the transferee or successor (as applicable) agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, including Section 13.4(c), (ii) the Partnership receives an Opinion of Counsel that such transfer or replacement would not result in the loss of limited liability of any Limited Partner or of any limited partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member.  In the case of a transfer or replacement pursuant to and in compliance with this Section 4.6, the transferee or successor (as applicable) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as a General Partner immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

Section 4.7                                    Transfer of Incentive Distribution Units.

No IDR Holder may transfer any of its Incentive Distribution Units without the prior written approval of the General Partner.

Section 4.8                                    Restrictions on Transfers.

(a)         Except as provided in Section 4.8(c), but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

(b)         The General Partner may impose restrictions on the transfer of Partnership Interests if it determines, with the advice of counsel, that such restrictions are necessary or advisable to (i) avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes or (ii) preserve the uniformity of the Limited Partner Interests (or any class or classes thereof).  The General Partner may impose such restrictions by amending this Agreement; provided, however, that any amendment that would result in the delisting or suspension of trading of any class or series of Limited Partner Interests on the principal National Securities Exchange on which such class or series of Limited Partner Interests is then listed or admitted to trading must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class or series.

(c)          Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.

(d)         The transfer of IDR-Related Units shall be subject to the restrictions imposed by Section 6.7(g).

Section 4.9                                    Citizenship Certificates; Non-citizen Assignees.

(a)         If any Group Member is or becomes subject to any federal, state or local law or regulation that the General Partner determines would create a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner, the General Partner may request any Limited Partner to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such other Person) as the General Partner may request.  If a Limited Partner fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines that a Limited Partner (or, if the Limited Partner is a nominee holding for the account of another Person, such other Person) is not an Eligible Citizen, the Partnership Interests owned by such Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.10.  In addition, the General Partner may require that the status of any such Limited Partner be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Limited Partner Interests.

(b)         The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

(c)          Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of any distribution in kind.  Such payment and assignment shall be treated for

Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

(d)         At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request that with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.10, such Non-citizen Assignee be admitted as a Limited Partner, and upon approval of the General Partner, such Non-citizen Assignee shall be admitted as a Limited Partner and shall no longer constitute a Non-citizen Assignee and the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.

Section 4.10                             Redemption of Partnership Interests of Non-citizen Assignees.

(a)         If at any time a Limited Partner fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.9(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner is not an Eligible Citizen, the Partnership may, unless the Limited Partner establishes to the satisfaction of the General Partner that such Limited Partner is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interests of such Limited Partner as follows:

(i)                                     The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid.  The notice shall be deemed to have been given when so mailed.  The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests, or other evidence of the issuance of uncertificated Redeemable Interests, and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii)                                  The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be as of the date fixed for redemption) of Partnership Interests of the class or series to be so redeemed multiplied by the number of Partnership Interests of each such class or series included among the Redeemable Interests.  The redemption price shall be paid, as determined by the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 5% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii)                               Upon surrender by or on behalf of the Limited Partner, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, or other evidence of the issuance of uncertificated Redeemable Interests, the Limited Partner or his duly authorized representative shall be entitled to receive the payment therefor.

(iv)                              After the redemption date, Redeemable Interests shall no longer constitute Outstanding Partnership Interests; provided, however, that pursuant to Section 7.11, in the sole discretion of the General Partner, Incentive Distribution Units may be held by the Partnership in treasury.

(b)         The provisions of this Section 4.10 shall also be applicable to Partnership Interests held by a Limited Partner as nominee of a Person determined to be other than an Eligible Citizen.

(c)          Nothing in this Section 4.10 shall prevent the recipient of a notice of redemption from transferring his Partnership Interest before the redemption date if such transfer is otherwise permitted under this Agreement.  Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Partnership Interest certifies to the satisfaction of the General Partner that he is an Eligible Citizen.  If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

ARTICLE V

CAPITAL CONTRIBUTIONS AND
ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1                                    Organizational Contributions.

In connection with the formation of the Partnership under the Delaware Act, the General Partner made an initial Capital Contribution to the Partnership in the amount of $1, for a 0.1% General Partner Interest in the Partnership and was admitted as the General Partner of the Partnership, and the Organizational Limited Partner made an initial Capital Contribution to the Partnership in the amount of $999 for a 99.9% Limited Partner Interest in the Partnership and was admitted as a Limited Partner of the Partnership.  As of the Closing Date, simultaneously with the admission of the Initial Limited Partners as limited partners of the Partnership, the interest of the Organizational Limited Partner was redeemed; and the initial Capital Contribution of the Organizational Limited Partner was refunded and the Organizational Limited Partner ceased to be a limited partner of the Partnership.  Ninety-nine and nine tenths percent of any interest or other profit that may have resulted from the investment or other use of such initial Capital Contributions was allocated and distributed to the Organizational Limited Partner, and the balance thereof was allocated and distributed to the General Partner.

Section 5.2                                    Contributions by the General Partner.

(a)         On the Closing Date and pursuant to the Contribution Agreement, the General Partner contributed to the Partnership a 0.1% undivided interest in all of the Founder Contributed Assets in exchange for a number of General Partner Units constituting .1001% of the Units issued to the Limited Partners.

(b)         Upon the issuance of any additional Limited Partner Interests by the Partnership, the General Partner may, in exchange for a proportionate number of General Partner Units, make additional Capital Contributions in an amount equal to the product obtained by multiplying (i) the quotient determined by dividing (A) the General Partner’s Percentage Interest by (B) 100 less the General Partner’s Percentage Interest times (ii) the amount contributed to the Partnership by the Limited Partners in exchange for such additional Limited Partner Interests.  Except as set forth in Article XII, the General Partner shall not be obligated to make any additional Capital Contributions to the Partnership.

Section 5.3                                    Contributions by Founding Investors, the Initial Purchaser and Accredited Investors.

(a)         On the Closing Date and pursuant to the Contribution Agreement, Founding Investors contributed in the aggregate a 99.9% undivided interest in all of the Founder Contributed Assets. In exchange for such Capital Contributions by the Founding Investors, the Partnership issued Units to such Founding Investor in the amount set forth for such Founding Investor in the Contribution Agreement.

(b)         On the Closing Date and pursuant to the Purchase Agreement, the Initial Purchaser contributed to the Partnership cash in an amount equal to the Issue Price per Unit sold in the Initial Offering, multiplied by the number of Units specified in the Purchase Agreement purchased by the Initial Purchaser at the Closing Date.  In exchange for such Capital Contribution by the Initial Purchaser, the Partnership issued Units to the Initial Purchaser in an amount equal to the quotient obtained by dividing (i) the cash contribution to the Partnership by the Initial Purchaser by (ii) the Issue Price per Unit sold in the Initial Offering. Upon the exercise of the Over-Allotment Option, the Initial Purchaser contributed to the Partnership cash in an amount equal to the Issue Price per Unit sold in the Initial Offering, multiplied by the number of Units purchased by the Initial Purchaser at the Option Closing Date. In exchange for such Capital Contribution by the Initial Purchaser, the Partnership issued Units to the Initial Purchaser in an amount equal to the quotient obtained by dividing (x) the cash contributions to the Partnership by the Initial Purchaser on the Option Closing Date by (ii) the Issue Price per Unit sold in the Initial Offering.

(c)          On the Closing Date and pursuant to the Purchase Agreement, each Accredited Investor contributed to the Partnership cash in an amount equal to the Issue Price per Unit sold in the Initial Offering, multiplied by the number of Units specified in the Purchase Agreement purchased by such Accredited Investor at the Closing Date.  In exchange for such Capital Contribution by each Accredited Investor, the Partnership issued Units to each Accredited Investor in an amount equal to the quotient obtained by dividing (i) the cash contribution to the Partnership by such Accredited Investor by (ii) the Issue Price per Unit sold in the Initial Offering. Upon the exercise of the Over-Allotment Option, each Accredited Investor contributed to the Partnership cash in an amount equal to the Issue Price per Unit sold in the Initial Offering, multiplied by the number of Units purchased by such Accredited Investor at the Option Closing Date.  In exchange for such Capital Contribution by each Accredited Investor, the Partnership issued Units to each Accredited Investor in an amount equal to the quotient obtained by dividing (x) the cash contributions to the Partnership by such Accredited Investor on the Option Closing Date by (ii) the Issue Price per Unit sold in the Initial Offering.

(d)         No Partnership Interests were issued or issuable as of or at the Closing Date other than (i) the Units issuable pursuant to Section 5.3(a), Section 5.3(b) and Section 5.3(c) in an aggregate number equal to 18,292,683 Units (after giving effect to the redemption of Units pursuant to the Initial Offering) and (ii) the Units to be issued or issuable under the Legacy Reserves LP Long-Term Incentive Plan as described in the Offering Memorandum.

Section 5.4                                    Interest and Withdrawal.

No interest shall be paid by the Partnership on Capital Contributions.  No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement.  Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions.  Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Act.

Section 5.5                                    Capital Accounts.

(a)         The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv).  Such Capital Account shall be increased by (i) the amount of all Capital Contributions made by the Partner with respect to such Partnership Interest; provided that the initial Capital Account of the initial holder of a Preferred Unit with respect to such Preferred Unit shall equal the Stated Liquidation Preference irrespective of the amount paid by such holder for such Preferred Unit, and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made to the Partner with respect to such Partnership Interest; provided, that the Capital Account of a holder of Series A Preferred Units shall not be reduced by the amount of Series A Distribution it receives and the Capital Account of a holder of Series B Preferred Units shall not be reduced by the amount of Series B Distribution it receives and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.  For Capital Account purposes, the Incentive Distribution Units issued on the Effective Date shall, whether vested or unvested, be treated as issued on such date in partial exchange for assets acquired by the Partnership and its Affiliates pursuant to the Purchase and Sale Agreement with a value of zero.

(b)         For purposes of computing the amount of any item of income, gain, loss or deduction, Simulated Depletion, Simulated Gain or Simulated Loss which is to be allocated pursuant to Article VI and is to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

(i)                                     Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the applicable Group Member Agreement or governing, organizational or similar documents) of all property owned by (x) any other Group Member that is classified as a partnership for U.S. federal income tax purposes and (y) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for federal income tax purposes of which a Group Member is, directly or indirectly, a partner, member or other equity holder.

(ii)                                  All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

(iii)                               The computation of all items of income, gain, loss and deduction, Simulated Depletion, Simulated Gain and Simulated Loss shall be made (except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m)), (x) without regard to any election under Section 754 of the Code that may be made by the Partnership and, (y) as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes.  To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) of the Code (including pursuant to Treasury Regulation Section 1.734-2(b)(i)) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iv)                              In the event the Carrying Value of Partnership property is adjusted pursuant to a Revaluation Event, any Unrealized Gain resulting from such adjustment shall be treated as an item of gain and any Unrealized Loss resulting from such adjustment shall be treated as an item of loss.

(v)                                 Any income, gain, loss, Simulated Gain or Simulated Loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to such property’s Carrying Value as of such date.

(vi)                              Any deductions for depreciation, cost recovery, amortization or Simulated Depletion attributable to any Contributed Property or Adjusted Property shall be determined under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

(vii)                           The Gross Liability Value of each Liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Carrying Values.  The amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Carrying Value of such Liability of the Partnership) or an item of gain (if the adjustment decreases the Carrying Value of such Liability of the Partnership).

(c)          (i)             Except as otherwise provided in this Section 5.5(c), a transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

(ii)                                  Subject to Section 6.7(g), upon any issuance of IDR-Related Units, the Capital Account maintained with respect to the Incentive Distribution Units with respect to which such IDR-Related Units were issued shall (A) first, be allocated to such IDR-Related Units received by an IDR Holder (or former IDR Holder) in such transaction in an amount equal to the product of (x) the aggregate quantity of IDR-Related Units received by such holder in the transaction and (y) the Per Unit Capital Amount for a Unit, and (B) second, any remaining balance in such Capital Account will be retained by such holder.  In the event that such holder does not have a sufficient Capital Account associated with the Incentive Distribution Units (or former Incentive Distribution Units) to allocate the full Per Unit Capital Amount for a Unit to such IDR-Related Units in accordance with clause (A) of this Section 5.5(c)(ii), the IDR-Related Units shall be subject to Section 6.1(c)(x)(A) (including, without limitation, in the transaction in which such IDR-Related Units are issued).  If, after the application of Section 6.1(c)(x)(A) to such holder, such holder still does not have a sufficient Capital Account associated with the IDR-Related Units, Incentive Distribution Units or former Incentive Distribution Units to allocate the full Per Unit Capital Amount for a Unit to its IDR-Related Units in accordance with clause (A) of this Section 5.5(c)(ii), then immediately prior to the transfer by such holder of any IDR-Related Units, such holder’s Capital Account in its IDR-Related Units shall (x) first be allocated to the IDR-Related Units to be transferred to allocate the full Per Unit Capital Amount for a Unit to such IDR-Related Units to be transferred (or as many of them as possible) in accordance with clause (A) of this Section 5.5(c)(ii), and (y) any remaining balance shall be allocated to any other IDR-Related Units held by such Holder.  If, after the application of the foregoing provisions of this Section 5.5(c)(ii), such holder wishes to transfer additional IDR-Related Units (in the same transaction as described in the preceding sentence or otherwise) (“Excess IDR-Related Units”) but does not have a sufficient Capital Account associated with the remaining IDR-Related Units, Incentive Distribution Units or former Incentive Distribution Units to allocate the full Per Unit Capital Amount for a Unit to the Excess IDR-Related Units to be transferred, Section 6.1(c)(x)(B) shall apply to such holder.  If any former Incentive Distribution Unit holder has a remaining Capital Account but holds no Units, Incentive Distribution Units or other Partnership Securities, Section 6.1(c)(x)(C) shall apply to such holder.

(d)         (i)             In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests for the provision of services, the issuance of IDR-Related Units, the conversion of the General Partner’s Combined Interest to Units pursuant to Section 11.3(b) or the conversion of Preferred Units or the exercise of another Noncompensatory Option, the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance (or in the case of the occurrence of a conversion of the Preferred Units or exercise of a Noncompensatory Option, immediately after such conversion or exercise) shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance; provided, however, that in the event of an issuance of Partnership Interests for a de minimis amount of cash or Contributed Property, or in the event of an issuance of a de minimis amount of Partnership Interests as consideration for the provision of services, the General Partner may determine that such adjustments are unnecessary for the proper administration of the Partnership.  Any such Unrealized Gain or Unrealized Loss (or items thereof) shall be allocated (A) if the operation of this sentence is triggered by the conversion of the Preferred Units or exercise of a Noncompensatory Option, first to the Partners holding Units into which the Preferred Units have been converted (or for which a Noncompensatory Option has been exercised) until the Capital Account attributable to each Unit is the same, and (B) any remaining Unrealized Gain or Unrealized Loss shall be allocated to the Partners pursuant to Section 6.1 in the same manner as any item of gain, loss, Simulated Gain or Simulated Loss actually recognized during such period would have been allocated.  If the Unrealized Gain or Unrealized Loss allocated as a result of the conversion of the Preferred Units or exercise of a Noncompensatory Option is not sufficient to cause the Capital Account attributable to each Unit (including converted Units) to be the same, then the Capital Account balances shall be reallocated between the Partners holding such Units so as to cause the Capital Account attributable to each such Unit to be the same, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3).  In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests or the conversion of the Preferred Units or exercise of a Noncompensatory Option shall be determined by the General Partner using such method of valuation as it may adopt. In making its determination, the General Partner may first determine the aggregate value for the assets of the Partnership that takes into account the current trading price of the Unit, the fair market value of all other Partnership Interests at such time, the amount of Partnership Liabilities, and, if before the conversion of any Preferred Units (or exercise of another Noncompensatory Option), may reduce the fair market value of all Partnership assets by the excess, if any, of the fair market value of any Preferred Unit or other Noncompensatory Option which has not yet converted (or been exercised) over the aggregate Capital Account attributable to such Preferred Unit or other Noncompensatory Option to the extent of any Unrealized Gain that has not been reflected in the Partners’ Capital Account previously, consistent with the methodology of Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2).  The General Partner may allocate such aggregate value among the individual properties of the Partnership (in such manner as it determines appropriate).  Absent a contrary determination by the General Partner, the aggregate fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to a Revaluation Event shall be the value that would result in the Capital Account for each Unit that is Outstanding prior to such Revaluation Event being equal to the Event Issue Value.

(ii)                                  In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property.  In determining such Unrealized Gain or Unrealized Loss the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of a distribution other than one made pursuant to Section 12.4, be determined in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined by the Liquidator using such method of valuation as it may adopt.

Section 5.6                                    Issuances of Additional Partnership Securities.

(a)         Subject to any approvals required by Series A Holders pursuant to Section 16.5(b)(ii), by Series B Holders pursuant to Section 17.5(b)(ii) and by IDR Holders pursuant to Section 6.7(h), the Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine in its sole discretion, all without the approval of any Limited Partners.  The Partnership may reissue any Incentive Distribution Units held by the Partnership in treasury for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine in its sole discretion, all without the approval of any Limited Partners.

(b)         Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem the Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates, or other evidence of the issuance of uncertificated Partnership Securities, and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Security; and (viii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

(c)          The General Partner is hereby authorized and directed to take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.6, (ii) the conversion of the General Partner Interest or any Incentive Distribution Units into Units pursuant to the terms of this Agreement or any applicable IDR Holder Agreement, (iii) the admission of additional Limited Partners and (iv) all additional issuances of Partnership Securities.  The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued.  The

General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Securities or in connection with the conversion of the General Partner Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed or admitted to trading.

(d)         No fractional Partnership Securities shall be issued by the Partnership.

Section 5.7                                    [Reserved].

Section 5.8                                    Limited Preemptive Right.

Except as provided in this Section 5.8 and in Section 5.2(b), no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created.  The General Partner shall have the right to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to any Person to the extent necessary to maintain the Percentage Interests of the General Partner, with respect to the General Partner Interest, equal to that which existed immediately prior to the issuance of such Partnership Securities; provided, however, that the number of any Series A Preferred Units or Series B Preferred Units issued by the Partnership from time to time that the General Partner shall have a right to purchase pursuant to this Section 5.8 shall equal the product of (a) the aggregate Percentage Interest of the General Partner and its Affiliates multiplied by (b) the number of Series A Preferred Units or Series B Preferred Units, respectively, so issued.

Section 5.9                                    Splits and Combinations.

(a)         Subject to Section 5.9(d), Section 6.6 and Section 6.8 (dealing with adjustments to distribution levels) the Partnership may make a Pro Rata distribution of Partnership Securities (other than Preferred Units) to all Record Holders of the same class or series of Partnership Securities or may effect a subdivision or combination of the same class or series of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Partnership Security basis or stated as a number of Partnership Securities are proportionately adjusted.

(b)         Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice.  The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination.  The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)          Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates, or other evidence of the issuance of uncertificated Partnership Securities, to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes.  If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, or other evidence of the issuance of uncertificated Partnership Securities, the surrender of any Certificate, or other evidence of the issuance of uncertificated Partnership Securities, held by such Record Holder immediately prior to such Record Date.

(d)         The Partnership shall not issue fractional Partnership Securities upon any distribution, subdivision or combination of Partnership Securities.  If a distribution, subdivision or combination of Partnership Securities would result in the issuance of fractional Partnership Securities but for the provisions of this Section 5.9(d), each fractional Partnership Security shall be rounded to the nearest whole Partnership Security (and a 0.5 Partnership Security shall be rounded to the next higher Partnership Security ).

Section 5.10                             Fully Paid and Non-Assessable Nature of Limited Partner Interests.

All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

Section 5.11                             Issuance of Units in Connection with Reset of the Minimum Quarterly Distribution and Target Distributions.

(a)         Subject to the provisions of this Section 5.11, at any time when the Partnership (i) has made a distribution pursuant to Section 6.4(a)(iv) for four consecutive Quarters with respect to the Units for each such Quarter and (ii) the amount of all distributions during each Quarter within such period did not exceed the Adjusted Operating Surplus for such Quarter, the General Partner shall have the right to make an election (the “IDR Reset Election”) to cause the Minimum Quarterly Distribution and the Target Distributions to be reset in accordance with the provisions of Section 5.11(e) and, in connection therewith, each IDR Holder will be entitled to receive, subject to Section 5.6(d), a number of Units (the “IDR Reset Units”) derived by dividing (x) the average of the aggregate amount of cash distributions made by the Partnership for each of the two full Quarters immediately preceding the delivery by the General Partner of the Reset Notice (as defined in Section 5.11(b)) in respect of the Incentive Distribution Units held by such IDR Holder by (y) the average cash distribution per Unit made by the Partnership for each of the two full Quarters immediately preceding the giving of the Reset Notice (the total number of such Units determined by aggregating each such quotient of each such holder is referred to herein as the “Aggregate Quantity of IDR Reset Units”).  The making of the IDR Reset Election in the manner specified in Section 5.11(b) shall cause the Minimum Quarterly Distribution and the Target Distributions to be reset in accordance with the provisions of Section 5.11(e) and, in connection therewith, each IDR Holder will be entitled to receive IDR Reset Units, without any further approval required by the General Partner or the Unitholders, at the time specified in

Section 5.11(c) unless the IDR Reset Election is rescinded pursuant to Section 5.11(d).  No fractional Units will be issued upon the conversion of Incentive Distribution Units. Instead, the Partnership shall pay the cash value of such fractional Units based on the Current Market Price (the date of determination of which shall be as of the date that is three Trading Days prior to the date IDR Reset Units are issued to such IDR Holder).

(b)         To exercise the right specified in Section 5.11(a), the General Partner shall deliver a written notice (the “Reset Notice”) to the holder or holders of the Incentive Distribution Units that includes a determination of the aggregate number of IDR Reset Units that each IDR Holder may receive per Incentive Distribution Unit.

(c)          On the fifteenth Business Day after delivery by the General Partner of the Reset Notice, each IDR Holder will be entitled to receive the Aggregate Quantity of IDR Reset Units; provided, however, that the issuance of IDR Reset Units to an IDR Holder shall not occur prior to the approval of the listing or admission for trading of such IDR Reset Units by the principal National Securities Exchange upon which the Units are then listed or admitted for trading if any such approval is required pursuant to the rules and regulations of such National Securities Exchange.

(d)         If the principal National Securities Exchange upon which the Units are then traded has not approved the listing or admission for trading of the Aggregate Quantity of IDR Reset Units on or before the 30th calendar day following the General Partner’s delivery of the Reset Notice and such approval is required by the rules and regulations of such National Securities Exchange, then the General Partner shall have the right to either rescind the IDR Reset Election or elect to deliver other Partnership Interests having such terms as the General Partner may approve that will provide (i) the same economic value, in the aggregate, as the Aggregate Quantity of IDR Reset Units would have had at the time of the General Partner’s delivery of the Reset Notice, as determined by the General Partner, and (ii) for the subsequent conversion (on terms acceptable to the National Securities Exchange upon which the Units are then traded) of such Partnership Interests into Units within not more than 12 months following the General Partner’s delivery of the Reset Notice upon the satisfaction of one or more conditions as determined by the General Partner.

(e)          The Minimum Quarterly Distribution and Target Distributions shall be adjusted at the time of the issuance of Units or other Partnership Interests pursuant to this Section 5.11 such that (i) the Minimum Quarterly Distribution shall be reset to equal the average cash distribution amount per Unit for the two Quarters immediately prior to the delivery by the General Partner of the Reset Notice (the “Reset MQD”), (ii) the First Target Distribution shall be reset to equal 115% of the Reset MQD and (iii) the Second Target Distribution shall be reset to equal 125% of the Reset MQD, in each case rounded to the nearest four decimals.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

Section 6.1                                    Allocations for Capital Account Purposes.

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss, deduction, Simulated Gain, Simulated Loss and Simulated Depletion (computed in accordance with Section 5.5(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.  For purposes of making allocations under this Section 6.1, a Person shall be considered as the holder solely of the class of Partnership Interests to which such allocation relates.

(a)         Net Income and Net Loss.

(i)                                     Net Income.  After giving effect to the special allocations set forth in Section 6.1(c), Net Income for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income for each taxable year shall be allocated to the Partners as follows:

(A)       first, to the General Partner until the General Partner has been allocated cumulative Net Income for the current and all prior taxable periods equal to the cumulative Net Loss previously allocated to the General Partner pursuant to Section 6.1(a)(ii)(D);

(B)       second, to the Partners, in accordance with the proportions that Net Losses were previously allocated to the Partners pursuant to Section 6.1(a)(ii)(B), until the Partners have been allocated cumulative Net Income for the current and all prior taxable periods equal to the cumulative Net Loss previously allocated to the Partners pursuant to Section 6.1(a)(ii)(B); and

(C)       thereafter, to the Partners in accordance with their respective Percentage Interests.

(ii)                                  Net Losses.  After giving effect to the special allocations set forth in Section 6.1(c), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated to the Partners as follows:

(A)       first, to the Partners (other than holders of Preferred Units) in accordance with their respective Percentage Interests; provided that Net Losses shall not be allocated pursuant to this Section 6.1(c)(ii)(A) to the extent that such allocation would cause any such Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account);

(B)       next, any such Net Losses shall be allocated to Partners (other than holders of Preferred Units) with positive Adjusted Capital Accounts in accordance with their Percentage Interests until such positive Adjusted Capital Accounts of such Limited Partners are reduced to zero;

(C)       then, to all Partners holding Preferred Units, in proportion to their positive Adjusted Capital Account balances, until the Adjusted Capital Account in respect of each Preferred Unit then Outstanding has been reduced to zero; and

(D)       thereafter, to the General Partner.

(b)         Net Termination Gains and Losses.  After giving effect to the special allocations set forth in Section 6.1(c), including Section 6.1(c)(xi)(B), Net Termination Gain or Net Termination Loss (including a pro rata part of each item of income, gain, Simulated Gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss) for such taxable period shall be allocated in the manner set forth in this Section 6.1(b).  All allocations under this Section 6.1(b) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Section 6.4 and Section 6.5 have been made; provided, however, that solely for purposes of this Section 6.1(b), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

(i)                                     Net Termination Gain (including a pro rata part of each item of income, gain, loss, and deduction taken into account in computing Net Termination Gain) shall be allocated:

(A)       First, to the General Partner until the aggregate of the Net Termination Gain allocated to the General Partner pursuant to this Section 6.1(b)(i)(A) and the Net Income allocated to the General Partner pursuant to Section 6.1(a)(i)(A) for the current and all previous taxable periods is equal to the aggregate of the Net Loss allocated to the General Partner pursuant to Section 6.1(a)(ii)(D) for all previous taxable periods and the Net Termination Loss allocated to the General Partner pursuant to Section 6.1(b)(ii)(C) for all previous taxable periods;

(B)       Second, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until the Capital Account in respect of each Unit then Outstanding is equal to the sum of (1) its Unrecovered Effective Date Unit Price, and (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(i) with respect to such Unit for such Quarter (the amount determined pursuant to this clause (2) is hereinafter referred to as the “Unpaid MQD”);

(C)       Third, 100% to the General Partner and all Unitholders, Pro Rata, until the Capital Account in respect of each Unit then Outstanding is equal to the sum of (1) its Unrecovered Effective Date Unit Price, (2) the Unpaid MQD, and (3) the excess of (aa) the First Target Distribution less the Minimum Quarterly Distribution for each Quarter since the Effective Date hereof over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(a)(ii) since the Effective Date hereof (the sum of subclauses (1), (2), and (3) is hereinafter referred to as the “First Liquidation Target Amount”);

(D)       Fourth, (x) a percent equal to 13% multiplied by a fraction the numerator of which is equal to the number of Vested Incentive Distribution Units and the denominator of which is the total authorized Incentive Distribution Units to the holders of the Incentive Distribution Units, Pro Rata and (y) to the General Partner and all Unitholders, Pro Rata, a percentage equal to 100% less the sum of the percentage applicable to subclause (x) of this clause (D), until the Capital Account in respect of each Unit then Outstanding is equal to the sum of (1) the First Liquidation Target Amount, and (2) the excess of (aa) the Second Target Distribution less the First Target Distribution for each Quarter since the Effective Date hereof over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(a)(iii) since the Effective Date hereof (the sum of subclauses (1) and (2) is hereinafter referred to as the “Second Liquidation Target Amount”); and

(E)        Finally, (x) a percent equal to 23% multiplied by a fraction the numerator of which is equal to the number of Vested Incentive Distribution Units and the denominator of which is the total authorized Incentive Distribution Units to the holders of the Incentive Distribution Units, Pro Rata and (y) to the General Partner and all Unitholders, Pro Rata, a percentage equal to 100% less the percentage applicable to subclause (x) of this clause (E).

Notwithstanding the foregoing provisions in this Section 6.1(b)(i), the General Partner may adjust the amount of any Net Termination Gain arising in connection with a Revaluation Event that is allocated to the holders of Incentive Distribution Units in a manner that will result (i) in the Capital Account for each Unit that is Outstanding prior to such Revaluation Event being equal to the Event Issue Value and (ii) to the greatest extent possible, the Capital Account with respect to the Vested Incentive Distribution Units that are Outstanding prior to such Revaluation Event being equal to the amount of Net Termination Gain that would be allocated to the holders of the Vested Incentive Distribution Units pursuant to this Section 6.1(b)(i) if the Capital Accounts with respect to all Partnership Interests that were Outstanding immediately prior to such Revaluation Event and the Carrying Value of each Partnership property were equal to zero.

(ii)                                  Net Termination Loss (including a pro rata part of each item of income, gain, loss, and deduction taken into account in computing Net Termination Loss) shall be allocated:

(A)       First, to the General Partner and the Unitholders, Pro Rata; provided that Net Termination Loss shall not be allocated pursuant to this Section 6.1(b)(ii)(A) to the extent such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit in its Adjusted Capital Account);

(B)       Second, to the Partner holding Preferred Units, in proportion to their positive Capital Account balances, until the Capital Account balance in respect of each Preferred Unit has been reduced to zero; and

(C)       The balance, if any, to the General Partner.

(c)          Special Allocations.  Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:

(i)                                     Partnership Minimum Gain Chargeback.  Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision.  For purposes of this Section 6.1(c), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c) with respect to such taxable period (other than an allocation pursuant to Section 6.1(c)(vi) and Section 6.1(c)(vii)).  This Section 6.1(c)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)                                  Chargeback of Partner Nonrecourse Debt Minimum Gain.  Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(c)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions.  For purposes of this Section 6.1(c), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c), other than Section 6.1(c)(i) and other than an allocation pursuant to Section 6.1(c)(vi) and Section 6.1(c)(vii), with respect to such taxable period.  This Section 6.1(c)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)                               Priority Allocations.  Items of Partnership gross income or gain for the taxable period, if any, shall be allocated to the holders of Incentive Distribution Units, Pro Rata, until the aggregate amount of such items allocated to the holders of Incentive Distribution Units pursuant to this Section 6.1(c)(iii) for the current taxable period and all previous taxable periods is equal to the cumulative amount of all Incentive Distributions made to the holders of Incentive Distribution Units from the Effective Date to a date 45 days after the end of the current taxable period.

(iv)                              Qualified Income Offset.  In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, that an allocation pursuant to this Section 6.1(c)(iv) shall be made only if and to the extent that such partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(c)(iv) were not in this Agreement.

(v)                                 Gross Income Allocations.  In the event any Partner has a deficit balance in its Capital Account at the end of any taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(c)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account after all other allocations provided for in this Section 6.1 have been tentatively made as if Section 6.1(c)(iv) and this Section 6.1(c)(v) were not in this Agreement.

(vi)                              Nonrecourse Deductions.  Nonrecourse Deductions for any taxable period shall be allocated to the Partners Pro Rata.  If the General Partner determines that the Partnership’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vii)                           Partner Nonrecourse Deductions.  Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i).  If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(viii)                        Nonrecourse Liabilities.  For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners Pro Rata.

(ix)                              Code Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) of the Code (including pursuant to Treasury Regulation Section 1 734-2(b)(1)) is required, pursuant to

Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts as a result of a distribution to a Partner in complete liquidation of such Partner’s interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) taken into account pursuant to Section 5.5, and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(x)                                 Economic Uniformity; Changes in Law.

(A)       With respect to an event triggering an adjustment to the Carrying Value of Partnership property pursuant to Section 5.5(d) during any taxable period of the Partnership ending upon, or after, the issuance of IDR-Related Units, any Unrealized Gains and Unrealized Losses shall be allocated among the Partners in a manner that to the nearest extent possible results in the Capital Accounts maintained with respect to such IDR-Related Units equaling the product of (A) the aggregate quantity of such IDR-Related Units and (B) the Per Unit Capital Amount for a Unit.

(B)       With respect to any taxable period during which an Excess IDR-Related Unit is transferred to any Person who is not an Affiliate of the transferor, all or a portion of the remaining items of Partnership gross income or gain for such taxable period shall be allocated 100% to the transferor Partner of such transferred Excess IDR-Related Unit until such transferor Partner has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such transferred Excess IDR-Related Unit to an amount equal to the Per Unit Capital Amount for a Unit.

(C)       If any former Incentive Distribution Holder has a remaining Capital Account but holds no Units, Incentive Distribution Units or other Partnership Securities, all or a portion of the remaining items of Partnership deduction or loss for such taxable period shall be allocated 100% to such former Incentive Distribution Holder as necessary to eliminate such Capital Account balance.

(D)       For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations of income, gain, loss, deduction, Unrealized Gain or Unrealized Loss; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.1(c)(x)(D) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Outstanding Limited Partner Interests or the Partnership.

(xi)                              Preferred Unit Allocations.

(A)       Income of the Partnership attributable to the issuance by the Partnership of a Preferred Unit for an amount in excess of such Preferred Unit’s Stated Liquidation Preference shall be allocated to the Limited Partners in accordance with their respective Percentage Interests.

(B)       Net Termination Gain, if any, for the taxable period (or, to the extent necessary, items of income or gain for the taxable period) shall be allocated to each holder of Preferred Units, in proportion to, and to the extent of, an amount equal to the excess, if any, of (1) the Stated Liquidation Preference with respect to such holder’s Preferred Units, over (2) such holder’s existing Capital Account balance in respect of such Preferred Units, until the Capital Account balance of each such holder in respect of its Preferred Units is equal to the Stated Liquidation Preference with respect to such holder’s Preferred Units.

(xii)                           Curative Allocation.

(A)       Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of gross income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1.  In exercising its discretion under this Section 6.1(c)(xii)(A), the General Partner may take into account future Required Allocations that, although not yet made, are likely to offset other Required Allocations previously made. Allocations pursuant to this Section 6.1(c)(xii)(A) shall only be made with respect to Required Allocations to the extent the General Partner determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners.

(B)       The General Partner shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(c)(xii)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(c)(xii)(A) among the Partners in a manner that is likely to minimize such economic distortions.

(xiii)                        Corrective and Other Allocations.

In the event of any allocation of Additional Book Basis Derivative Items or a Net Termination Loss, the following rules shall apply:

(A)       Except as provided in Section 6.1(c)(xiii)(B), in the case of any allocation of Additional Book Basis Derivative Items (other than an allocation of Unrealized Gain or Unrealized Loss), Additional Book Basis Derivative Items shall be allocated (1) to each holder of Incentive Distribution Units to the same extent that the Unrealized Gain or Unrealized Loss giving rise to such Additional Book Basis Derivative Items was allocated to such holder and (2) to the General Partner and all Unitholders, Pro Rata, to the extent that the Unrealized Gain or Unrealized Loss giving rise to such Additional Book Basis Items was allocated to the General Partner or any Unitholder.

(B)       If a sale or other taxable disposition of an Adjusted Property, including, for this purpose, inventory (“Disposed of Adjusted Property”) occurs other than in connection with an event giving rise to Net Termination Gain or Net Termination Loss, (1) items of gross income and gain shall be allocated (aa) away from each holder of Incentive Distribution Units and (bb) to the General Partner and the Unitholders, or (2) items of deduction and loss shall be allocated (aa) away from the General Partner and the Unitholders and (bb) to each holder of Incentive Distribution Units, to the extent that the Additional Book Basis Derivative Items with respect to the Disposed of Adjusted Property (determined in accordance with the last sentence of the definition of Additional Book Basis Derivative Items) treated as having been allocated to the General Partner and the Unitholders pursuant to this Section 6.1(c)(xiii)(B) exceed their Share of Additional Book Basis Derivative Items with respect to such Disposed of Adjusted Property. For purposes of this Section 6.1(c)(xiii)(B), the General Partner and the Unitholders shall be treated as having been allocated Additional Book Basis Derivative Items to the extent that such Additional Book Basis Derivative Items have reduced the amount of income that would otherwise have been allocated to the General Partner and the Unitholders under the Partnership Agreement (e.g., Additional Book Basis Derivative Items taken into account in computing cost of goods sold would reduce the amount of book income otherwise available for allocation among the Partners). Any allocation made pursuant to this Section 6.1(c)(xiii)(B) shall be made after all of the other Agreed Allocations have been made as if this Section 6.1(c)(xiii) were not in this Agreement and, to the extent necessary, shall require the reallocation of items that have been allocated pursuant to such other Agreed Allocations.

(C)       Net Termination Loss in an amount equal to the lesser of (1) such Net Termination Loss and (2) the Aggregate Remaining Net Positive Adjustments shall be allocated in such a manner, as determined by the General Partner, that to the extent possible, the Capital Account balances of the Partners will equal the amount they would have been had no prior Book-Up Events occurred, and any remaining Net Termination Loss shall be allocated pursuant to Section 6.1(b) hereof. In allocating Net Termination Loss pursuant to this Section 6.1(c)(xiii)(C), the General Partner shall attempt, to the extent possible, to cause the Capital Accounts of the Unitholders, on the one hand, and holders of the Incentive Distribution Units, on the other hand, to equal the amount they would equal if (i) the Carrying Values of the Partnership’s property had not been previously adjusted in connection with any prior Book-Up Events, (ii) Unrealized Gain and Unrealized Loss (or, in the case of a liquidation, actual gain or loss) with respect to such Partnership Property were determined with respect to such unadjusted Carrying Values, and (iii) any resulting Net Termination Gain had been allocated pursuant to Section 6.1(b)(i) (including, for the avoidance of doubt, taking into account the provisions set forth in the last sentence of Section 6.1(b)(i)).

(D)       For purposes of this Section 6.1(c)(xiii), the Unitholders shall be treated as being allocated Additional Book Basis Derivative Items to the extent that such Additional Book Basis Derivative Items have reduced the amount of income that would otherwise have been allocated to the Unitholders under this Agreement. In making the allocations required under this Section 6.1(c)(xiii), the General Partner may apply whatever conventions or other methodology it determines will satisfy the purpose of this Section 6.1(c)(xiii). Without limiting the foregoing, if an Adjusted Property is contributed by the Partnership to another entity classified as a partnership for federal income tax purposes (the “lower tier partnership”), the General Partner may make allocations similar to those described in Section 6.1(c)(xiii)(A)-(C) to the extent the General Partner determines such allocations are necessary to account for the Partnership’s allocable share of income, gain, loss and deduction of the lower tier partnership that relate to the contributed Adjusted Property in a manner that is consistent with the purpose of this Section 6.1(c)(xiii).

(E)        The provisions of this Section 6.1(c)(xiii) are intended to minimize, to the extent possible, allocations of net taxable income to a holder of Incentive Distribution Units for any period, other than allocations of gross income or gain pursuant to Section 6.1(c)(iii) and shall be interpreted in a manner consistent with that intent.

(xiv)                       Simulated Depletion and Simulated Loss.

(A)       In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(k), Simulated Depletion with respect to each oil and gas property shall be allocated among the General Partner and the Unitholders Pro Rata.

(B)       Simulated Loss with respect to the disposition of an oil and gas property shall be allocated among the Partners in proportion to their allocable share of total amount realized from such disposition under Section 6.2(c)(i).

Section 6.2                                    Allocations for Tax Purposes.

(a)         Except as otherwise provided herein, for U.S. federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.

(b)         The deduction for depletion with respect to each separate oil and natural gas property (as defined in Section 614 of the Code) shall be computed for federal income tax purposes separately by the Partners rather than by the Partnership in accordance with section

613A(c)(7)(D) of the Code.  Except as provided in Section 6.2(c)(iii), for purposes of such computation (before taking into account any adjustments resulting from an election made by the Partnership under Section 754 of the Code), the adjusted tax basis of each oil and natural gas property (as defined in Section 614 of the Code) shall be allocated among the Partners in accordance with their respective Percentage Interests.

Each Partner shall separately keep records of his share of the adjusted tax basis in each oil and natural gas property, allocated as provided above, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property, and use such adjusted tax basis in the computation of its cost depletion or in the computation of his gain or loss on the disposition of such property by the Partnership.

(c)          Except as provided in Section 6.2(c)(iii), for the purposes of the separate computation of gain or loss by each Partner on the sale or disposition of each separate oil and natural gas property (as defined in Section 614 of the Code), the Partnership’s allocable share of “amount realized” (as such term is defined in Section 1001(b) of the Code) from such sale or disposition shall be allocated for federal income tax purposes among the Partners as follows:

(i)                                     first, to the extent such amount realized constitutes a recovery of the Simulated Basis of the property, to the Partners in the same proportion as the depletable basis of such property was allocated to the Partners pursuant to Section 6.2(b) (without regard to any special allocation of basis under Section 6.2(c)(iii));

(ii)                                  second, the remainder of such amount realized, if any, to the Partners so that, to the maximum extent possible, the amount realized allocated to each Partner under this Section 6.2(c)(ii) will equal such Partner’s share of the Simulated Gain recognized by the Partnership from such sale or disposition.

(iii)                               The Partners recognize that with respect to Contributed Property and Adjusted Property there will be a difference between the Carrying Value of such property at the time of contribution or revaluation, as the case may be, and the adjusted tax basis of such property at that time.  All items of tax depreciation, cost recovery, amortization, adjusted tax basis of depletable properties, amount realized and gain or loss with respect to such Contributed Property and Adjusted Property shall be allocated among the Partners to take into account the disparities between the Carrying Values and the adjusted tax basis with respect to such properties in accordance with the principles of Treasury Regulation Section 1.704-3(d).

(iv)                              Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of the Agreement.

(d)         In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, other than an oil and natural gas property (as defined in Section 614 of the Code), items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for U.S. federal income tax purposes among the Partners in the manner provided under Section 704(c) of the Code, and the Treasury Regulations promulgated under Sections

704(b) and 704(c) of the Code, as determined appropriate by the General Partner (taking into account the General Partner’s discretion under Section 6.1(c)(x)(C)); provided, that the General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) in all events.

(e)          The General Partner may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the unamortized Book-Tax Disparity of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulations thereto.  If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property.  If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests, so long as such conventions would not have a material adverse effect on the Limited Partners or the Record Holders of any class, classes or series of Limited Partner Interests.

(f)           In accordance with Treasury Regulation Sections 1.1245-1(e) and 1.1250-1(f), any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(g)          All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the General Partner) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(h)         Each item of Partnership income, gain, loss and deduction shall, for U.S. federal income tax purposes, be determined for each taxable period and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the National Securities Exchange on which Partnership Interests are listed or admitted to trading on the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income, gain, loss or deduction as determined by the General Partner, shall be allocated to the Partners as of the opening of the National Securities Exchange on which the Partnership Interests are listed or admitted to trading on the first Business Day of the month, in which such item is recognized for federal income tax purposes.  The General Partner may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

(i)             Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner.

(j)            If Capital Account balances are reallocated between the Partners in accordance with Section 5.5(d)(i) hereof and Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(4), beginning with the year of reallocation and continuing until the allocations required are fully taken into account, the Partnership shall make corrective allocations (allocations of items of gross income or gain or loss or deduction for federal income tax purposes that do not have a corresponding book allocation) to take into account the Capital Account reallocation, as provided in Treasury Regulation Section 1.704-1(b)(4)(x).

Section 6.3                                    Requirement and Characterization of Distributions; Distributions to Record Holders.

(a)         Subject to Section 16.3, Section 17.3 and Section 17-607 of the Delaware Act, within 45 days following the end of each Quarter commencing with the Quarter ending on June 30, 2014, an amount equal to 100% of Available Cash with respect to such Quarter shall be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the General Partner.  All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act.  This Section 6.3 shall not apply to Preferred Units.  All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership to the Partners pursuant to this Section 6.3 equals the Operating Surplus from the first day of the Quarter in which Incentive Distribution Units are first issued through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 6.5, be deemed to be “Capital Surplus.”

(b)         Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Partnership, all cash received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(c)          The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

(d)         Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution.  Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 6.4                                    Distributions of Available Cash from Operating Surplus.

(a)         Subject to Section 16.3 and Section 17.3, Available Cash with respect to any Quarter that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or Section 6.5 shall be distributed as required by Section 16.3 and Section 17.3 and then as follows:

(i)                                     First, to the General Partner and all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(ii)                                  Second, to the General Partner and all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

(iii)                               Third, (x) 87% to the General Partner and all Unitholders, Pro Rata, and (y) 13% to the IDR Holders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter; and

(iv)                              Thereafter, (x) 77% to the General Partner and all Unitholders, Pro Rata, and (y) 23% to the IDR Holders, Pro Rata;

provided, however, to the extent any Incentive Distribution Units are not Vested Incentive Distribution Units or are held by the Partnership in treasury as of the Record Date for any distribution made in accordance with this Section 6.4, the amounts distributable with respect to such Incentive Distribution Units shall either be retained by the Partnership as a cash reserve for any permissible Partnership use or distributed to the Unitholders, the General Partner and the IDR Holders on an iterative basis pursuant to this Section 6.4(a) (taking into account, for the purpose of determining whether an amount has been distributed equal to the Minimum Quarterly Distribution or Target Distributions, all other distributions from Operating Surplus for such Quarter pursuant to this Section 6.4); provided, further, that, if the Minimum Quarterly Distribution and Target Distributions have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(a)(iv).

Section 6.5                                    Distributions of Available Cash from Capital Surplus.

(a)         Subject to Section 16.3 and Section 17.3, Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3(a) shall be distributed as required by Section 16.3 and Section 17.3 and then as follows, unless the provisions of Section 6.3 require otherwise:

(i)                                     First, 100% to the General Partner and the Unitholders, Pro Rata, until the Minimum Quarterly Distribution has been reduced to zero pursuant to the second sentence of Section 6.6(a); and

(ii)                                  Thereafter, 100% shall be distributed in accordance with Section 6.4 as if it were Operating Surplus.

Section 6.6                                    Adjustment of Minimum Quarterly Distribution and Target Distribution Levels.

(a)         The Minimum Quarterly Distribution and Target Distributions shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 5.9 or in the event this Agreement is amended to provide for monthly, rather than quarterly, distributions with respect to the Units.  In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the then applicable Minimum Quarterly Distribution and Target Distribution, shall be reduced in the same proportion that the distribution had to the fair market value of the Units immediately prior to the announcement of the distribution.  If the Units are publicly traded on a National Securities Exchange, the fair market value will be the Current Market Price as of the ex-dividend date.  If the Units are not publicly traded, the fair market value will be determined by the Board of Directors of the General Partner.

(b)         The Minimum Quarterly Distribution and Target Distributions shall also be subject to adjustment pursuant to Section 5.11 and Section 6.8.

Section 6.7                                    Special Provisions Relating to the Incentive Distribution Units.

(a)         The aggregate number of Incentive Distribution Units the Partnership shall have authority to issue shall be 1,000,000. All authorized Incentive Distribution Units are hereby issued to the Partnership to be held in treasury and may be reissued for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine in its sole discretion, all without the approval of any Limited Partners.  At any given time, all Incentive Distribution Units that are not held by any Person other than a Group Member will be considered held by the Partnership in treasury.  Incentive Distribution Units held by the Partnership in treasury shall be considered issued. Incentive Distribution Units may be subject to such additional terms as provided in any applicable IDR Holder Agreement, including with respect to their conversion, redemption, purchase, vesting, transfer or forfeiture, as agreed by the General Partner in its sole discretion. Incentive Distribution Units that are converted, redeemed, purchased or otherwise acquired by or forfeited to the Partnership shall cease to be Outstanding, shall be deemed to be held by the Partnership in treasury and shall be available for reissuance by the Partnership in the sole discretion of the General Partner.

(b)         Notwithstanding anything to the contrary set forth in this Agreement, an IDR Holder shall (i) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Article III and Article VII and (ii) have a Capital Account as a Partner pursuant to Section 5.5 and all other provisions related thereto but shall not (x) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Partnership Securities, except as set forth in Section 13.3(c), Section 6.7(h) or as otherwise required by applicable law, (y) be entitled to any distributions other than as provided in Section 6.4(a)(iii)

and (iv) and Section 12.4 or (z) be allocated items of income, gain, loss or deduction other than as specified in this Article VI.

(c)          In addition to rights to convert Vested Incentive Distribution Units pursuant to any applicable IDR Holder Agreement, an IDR Holder may at any time, and from time to time, provide written notice (the “IDR Holder Conversion Notice”) to the General Partner requesting that any Vested Incentive Distribution Units held by such IDR Holder be converted (in whole or in part) into Units.  Upon the approval of any such conversion by the General Partner (which approval shall not be required for a conversion to be effected during a period of 180 days after the time immediately prior to the occurrence of an IDR Change of Control; provided, that, for the avoidance of doubt, such IDR Holder Conversion Notice may be delivered prior to such period), the IDR Holder will receive a number of Units derived by dividing (i) the average of the aggregate amount of cash distributions made by the Partnership for each of the two full Quarters immediately preceding the delivery by the IDR Holder of the IDR Holder Conversion Notice in respect of the Incentive Distribution Units being converted, by (ii) the average cash distribution per Unit made by the Partnership for each of the two full Quarters immediately preceding the delivery by the IDR Holder of the IDR Holder Conversion Notice.  No fractional Units will be issued upon the conversion of the Incentive Distribution Units. Instead, the Partnership shall pay the cash value of such fractional Units based on the Current Market Price (the date of determination of which shall be as of the date that is three Trading Days prior to the date of such conversion).  Notwithstanding the foregoing, in the event Units are converted into a right to receive equity interests in another Person or cash, or any combination thereof, in connection with an IDR Change of Control pursuant to which an IDR Holder Conversion Notice has been delivered, and such conversion of Units into other equity interests or cash occurs on or before the date of the conversion of Incentive Distribution Units pursuant to this Section 6.7(c), an IDR Holder that would otherwise receive Units pursuant to this Section 6.7(c) shall instead receive such equity interests and cash as would be received by a Unitholder in connection with such IDR Change of Control as if it held a number of Units equal to the number of Units such IDR Holder would have otherwise received pursuant to this Section 6.7(c).  The IDR Holder will be entitled to receive such Units or other consideration no later than the fifteenth Business Day after the date the General Partner notifies the IDR Holder of its approval, if required, or the consummation of the IDR Change of Control, if applicable; provided, however, that the issuance of such Units to an IDR Holder shall not occur prior to the approval of the listing or admission for trading of such Units by the principal National Securities Exchange upon which the Units are then listed or admitted for trading if any such approval is required pursuant to the rules and regulations of such National Securities Exchange.  If the principal National Securities Exchange upon which the Units are then traded has not approved the listing or admission for trading of such Units on or before the 30th calendar day following the IDR Holder’s delivery of the IDR Holder Conversion Notice and such approval is required by the rules and regulations of such National Securities Exchange, then each IDR Holder shall have the right to rescind its election or the holders of a majority of the Outstanding Incentive Distribution Units shall have the right to notify the General Partner (or its successor) that they have elected to receive other Partnership Interests having such terms as the IDR Holder and the General Partner (or its successor) may agree that will provide (x) the same economic value, in the aggregate, as the Units that would have otherwise been issued to such IDR Holder would have had at the time of the IDR Holder’s delivery of the IDR Holder Conversion Notice, and (y) for the subsequent conversion (on terms acceptable to the National Securities Exchange upon which the Units are then traded) of such Partnership Interests into Units within not more than 12 months following the IDR Holder’s delivery of the IDR Holder Election Notice upon the satisfaction of one or more conditions.

(d)         The General Partner shall have the right, at any time, and from time to time, within 180 days following the time immediately prior to the occurrence of an IDR Change in Control, to make an election (the “Change of Control Election”) to cause the conversion of all, but not less than all, of the Outstanding Vested Incentive Distribution Units by delivering a written notice (the “Change of Control Election Notice”) to the holder or holders of the Incentive Distribution Units that includes a determination of the aggregate number of Units that each IDR Holder may receive per Incentive Distribution Units.  Upon any such conversion, each IDR Holder will be entitled to receive a number of Units equal to (i) a number derived by dividing the greater of (A) the average of the aggregate amount of cash distributions made by the Partnership for each of the two full Quarters immediately preceding such election in respect of all Incentive Distribution Units held by such IDR Holder and (B) the average of the aggregate amount of cash distributions that would have been made by the Partnership for each of the two full Quarters immediately preceding such election in respect of all Incentive Distribution Units held by such IDR Holder assuming that the Partnership had distributed the Second Target Distribution per Unit over such period, by (ii) the average cash distribution per Unit made by the Partnership for each of the two full Quarters immediately preceding such election.  No fractional Units will be issued upon the conversion of the Incentive Distribution Units. Instead, the Partnership shall pay the cash value of such fractional Units based on the Current Market Price (the date of determination of which shall be as of the date that is three Trading Days prior to the date of such conversion).  Notwithstanding the foregoing, in the event Units are converted into a right to receive equity interests in another Person or cash, or any combination thereof, in connection with an IDR Change of Control pursuant to which a Change of Control Election Notice has been delivered, and such conversion of Units into other equity interests or cash occurs on or before the date of the conversion of Incentive Distribution Units pursuant to this Section 6.7(d), an IDR Holder that would otherwise receive Units pursuant to this Section 6.7(d) shall instead receive such equity interests and cash as would be received by a Unitholder in connection with such IDR Change of Control as if it held a number of Units equal to the number of Units such IDR Holder would have otherwise received pursuant to this Section 6.7(d).  Each IDR Holder will be entitled to receive such Units or other consideration no later than the fifteenth Business Day after the consummation of the IDR Change of Control; provided, however, that the issuance of such Units to an IDR Holder shall not occur prior to the approval of the listing or admission for trading of such Units by the principal National Securities Exchange upon which the Units are then listed or admitted for trading if any such approval is required pursuant to the rules and regulations of such National Securities Exchange.  If the principal National Securities Exchange upon which the Units or equity interests in such other Person are then traded has not approved the listing or admission for trading of such Units or equity interests in such other Person on or before the 30th calendar day following the General Partner’s delivery of the Change of Control Election Notice and such approval is required by the rules and regulations of such National Securities Exchange, then the General Partner shall have the right to either rescind the Change of Control Election or elect to deliver other Partnership Interests or other equity interests in such other Person having such terms as the General Partner may approve that will provide (x) the same economic value, in the aggregate, as the Units that would have otherwise been issued to such IDR Holder would have had at the time of the General Partner’s delivery of the Change of Control Election Notice, as determined by the General Partner, and (y) for the subsequent conversion (on terms acceptable to the National Securities Exchange upon which the Units are then traded) of such Partnership Interests into Units or equity interests in such other Person within not more than 12 months following the General Partner’s delivery of the Change of Control Election Notice upon the satisfaction of one or more conditions as determined by the General Partner.

(e)          In the event of any conversion of Incentive Distribution Units into Units in accordance with Section 6.7(c) or Section 6.7(d), the Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of such Units. However, each participating IDR Holder shall pay any tax or duty which may be payable relating to any transfer by such IDR Holder involving the issuance or delivery of such Units in a name other than such IDR Holder’s name. The Transfer Agent may refuse to reflect the notation of book entry (or the issuance of a Certificate) for such Units being issued in a name other than the IDR Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties which will be due because such Units are to be issued in a name other than such holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(f)           [Reserved].

(g)          A Unitholder holding an IDR-Related Unit shall not be issued a Unit Certificate pursuant to Section 4.1 if the Units are evidenced by Certificates, and shall not be permitted to transfer such Units to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that each such Unit should have, as a substantive matter, like intrinsic economic and U.S. federal income tax characteristics, in all material respects, to the intrinsic economic and U.S. federal income tax characteristics of an Effective Date Unit.  In connection with the condition imposed by this Section 6.7(g), the General Partner shall take whatever steps are required to provide economic uniformity to such Units in preparation for a transfer of such Units, including the application of Section 5.5(c)(ii), Section 6.1(c)(x)(A) and Section 6.1(c)(x)(B).

(h)         Notwithstanding anything to the contrary in this Agreement, (i) the General Partner shall not adopt any amendment to this Agreement that would adversely affect the rights, preferences, privileges or obligations of any IDR Holder, in its capacity as an IDR Holder, in a manner disproportionate to the effect of such amendment on the IDR Holders as a whole, without the prior written consent of each such adversely affected IDR Holder and (ii) unless the General Partner shall have received the affirmative vote or consent of the holders of at least 75% of the Outstanding Incentive Distribution Units (which, for the avoidance of doubt, shall include all Incentive Distribution Units, including Incentive Distribution Units that are not Vested Incentive Distribution Units, and shall not include any Incentive Distribution Units held by the General Partner, any Group Member or their respective controlled Affiliates), voting together as a separate class, there shall be no (x) increase in the number of authorized Incentive Distribution Units or (y) issuance of any Partnership Securities or other rights having terms substantially similar to Incentive Distribution Units.

(i)             For any matter described in Section 6.7(h) or Section 13.3(c) for which the IDR Holders are entitled to vote as a class, such IDR Holders shall be entitled to one vote per Incentive Distribution Unit.

Section 6.8                                    Entity Level Taxation.

If legislation is enacted or the official interpretation of existing legislation is modified by a governmental authority, which after giving effect to such enactment or modification, results in a Group Member becoming subject to federal, state or local or non-U.S. income or withholding taxes in excess of the amount of such taxes due from the Group Member prior to such enactment or modification (including, for avoidance of doubt, any increase in the rate of such taxation applicable to the Group Member), then the General Partner may, in its sole discretion, reduce the Minimum Quarterly Distribution, the First Target Distribution and the Second Target Distribution by the amount of income or withholding taxes that are payable by reason of any such new legislation or interpretation (the “Incremental Income Taxes”), or any portion thereof selected by the General Partner, in the manner provided in this Section 6.8. If the General Partner elects to reduce the Minimum Quarterly Distribution, the First Target Distribution and the Second Target Distribution for any Quarter with respect to all or a portion of any Incremental Income Taxes, the General Partner shall estimate for such Quarter the Partnership Group’s aggregate liability (the “Estimated Incremental Quarterly Tax Amount”) for all (or the relevant portion of) such Incremental Income Taxes; provided, however, that any difference between such estimate and the actual liability for Incremental Income Taxes (or the relevant portion thereof) for such Quarter may, to the extent determined by the General Partner be taken into account in determining the Estimated Incremental Quarterly Tax Amount with respect to each Quarter in which any such difference can be determined. For each such Quarter, the Minimum Quarterly Distribution and Target Distributions shall be the product obtained by multiplying (a) the amounts therefor that are set out herein prior to the application of this Section 6.8 times (b) the quotient obtained by dividing (i) cash and cash equivalents with respect to such Quarter by (ii) the sum of cash and cash equivalents with respect to such Quarter and the Estimated Incremental Quarterly Tax Amount for such Quarter, as determined by the General Partner. For purposes of the foregoing, cash and cash equivalents with respect to a Quarter will be deemed reduced by the Estimated Incremental Quarterly Tax Amount for that Quarter.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1                                    Management.

(a)         The General Partner shall conduct, direct and manage all activities of the Partnership.  Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any management power over the business and affairs of the Partnership.  In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i)                                     the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities (subject to Section 16.5(b)(ii) and Section 17.5(b)(ii) with respect to any Senior Securities and Section 6.7(h)), and the incurring of any other obligations;

(ii)                                  the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii)                               the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);

(iv)                              the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

(v)                                 the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if doing that results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi)                              the distribution of Partnership cash;

(vii)                           the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii)                        the maintenance of insurance for the benefit of the Partnership Group and the Partners;

(ix)                              the formation of, or acquisition of an interest in, and the contribution of cash or property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of cash or property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

(x)                                 the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expenses and the settlement of claims and litigation;

(xi)                              the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii)                           the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

(xiii)                        the purchase, sale or other acquisition or disposition of Partnership Securities (subject to Section 16.6(f) and Section 17.6(f)), or the issuance of additional options, rights, warrants and appreciation rights relating to Partnership Securities (subject to Section 6.7(h));

(xiv)                       the undertaking of any action in connection with the Partnership’s participation in any Group Member; and

(xv)                          the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.

(b)         Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the Underwriting Agreement, the Omnibus Agreement, the Contribution Agreement, the Founders Registration Rights Agreement, any Group Member Agreement of any other Group Member and the other agreements described in the Offering Memorandum that are related to the transactions contemplated by the Offering Memorandum; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Offering Memorandum on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV) shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

Section 7.2                                    Certificate of Limited Partnership.

The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act.  The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property.  To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property.  Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

Section 7.3                                    Restrictions on the General Partner’s Authority.

(a)         Except as otherwise provided in this Agreement, the General Partner may not, without written approval of the specific act by holders of all of the Outstanding Limited Partner Interests or by other written instrument executed and delivered by holders of all of the Outstanding Limited Partner Interests subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership; (ii) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose; (iii) admitting a Person as a Partner; (iv) amending this Agreement in any manner; or (v) transferring its interest as a general partner of the Partnership.

(b)         Except as provided in Article XII and Article XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination or sale of ownership interests of the Partnership’s Subsidiaries) without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.  Without the approval of holders of a Unit Majority, the General Partner shall not, on behalf of the Partnership, (i) except as permitted under Section 4.6, Section 11.1 and Section 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership or (ii) consent to any amendment to the Operating Partnership Agreement or the Operating Partnership GP Agreement or, except as expressly permitted by Section 7.9(f), take any action permitted to be taken by a member of the Operating Partnership GP or any partner of the Operating Partnership, in either case, that would adversely affect the Limited Partners (including any particular class or series of Partnership Interests as compared to any other class or series of Partnership Interests) in any material respect.

Section 7.4                                    Reimbursement of the General Partner.

(a)         Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

(b)         The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the General Partner to perform services for the Partnership Group or for the General Partner in the discharge of its duties to the Partnership Group) and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner in connection with operating the Partnership Group’s business (including expenses allocated to the General Partner by its Affiliates).  The General Partner shall determine the expenses that are allocable to the Partnership Group.  Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

(c)          The General Partner, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase or rights, warrants or appreciation rights relating to Partnership Securities), or cause the Partnership to issue Partnership Securities in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group.  The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities that the General Partner or such Affiliates are obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices.  Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Securities purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b).  Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.6.

Section 7.5                                    Outside Activities.

(a)         After the Closing Date, the General Partner, for so long as it is the general partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership) and (ii) shall not engage or allow any of its Subsidiaries to engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member.

(b)         Except as may otherwise be provided in an agreement entered into by an Indemnitee, each Indemnitee (other than the General Partner and any of its Subsidiaries) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty expressed or implied by law to any Group Member or any Partner. Except as may otherwise be provided in an agreement entered into by an Indemnitee, but notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner and any of its Subsidiaries) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any fiduciary duty or any other obligation of any type whatsoever of the General Partner or of any Indemnitee for the Indemnitees (other than the General Partner and any of its Subsidiaries) to engage in such business interests and activities in preference to or to the exclusion of the Partnership.

(c)          Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Indemnitee (including the General Partner and any of its Subsidiaries).  No Indemnitee (including the General Partner and any of its Subsidiaries) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership shall have any duty to communicate or offer such opportunity to the Partnership, and such Indemnitee (including the General Partner and any of its Subsidiaries) shall not be liable to the Partnership, to any Limited Partner or any other Person for breach of any fiduciary or other duty by reason of the fact that such Indemnitee (including the General Partner and any of its Subsidiaries) pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership.

(d)         Except as otherwise provided by this Agreement, none of the Group Members, any Limited Partner or any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement, or the partnership relationship established hereby in any business ventures of any Indemnitee.

(e)          The General Partner and each of its Affiliates may acquire Units, Preferred Units, Incentive Distribution Units or other Partnership Securities in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units or other Partnership Securities acquired by them.  For purposes of this Section 7.5(d), the term “Affiliates,” when used with respect to the General Partner, shall not include any Group Member.

Section 7.6                                    Loans from the General Partner; Loans or Contributions from the Partnership or Group Members.

(a)         The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees), all as determined by the General Partner.  The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds.  For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member.

(b)         The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner.  No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

Section 7.7                                    Indemnification.

(a)         To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to the General Partner or its Affiliates (other than a Group Member) with respect to its or their obligations incurred pursuant to the Purchase Agreement, the Omnibus Agreement or the Contribution Agreement (other than obligations incurred by the General Partner on behalf of the Partnership).  Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b)         To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim,

demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

(c)          The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests entitled to vote on such matter, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)         The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)          For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by the Indemnitee  with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interest of the Partnership.

(f)           In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)          An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)         The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)             No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

Section 7.8                                    Liability of Indemnitees.

(a)         Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b)         Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c)          To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

(d)         Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9                                    Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a)         Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, on the other hand, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and, to the fullest extent permitted by law, deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Units (excluding Units owned by the General Partner and its Affiliates), (iii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership).  The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval.  If Special Approval is not sought and the Board of Directors of the General Partner determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors of the General Partner acted in good faith, and in any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption.  Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interest described in the Offering Memorandum are hereby approved by all Partners and shall not constitute a breach of this Agreement.

(b)         Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the General Partner, or such Affiliates causing it to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.  In order for a determination or other action to be in “good faith” for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must believe that the determination or other action is in the best interests of the Partnership, unless the context otherwise requires.

(c)          Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner, and the General Partner, or such Affiliates causing it to do so, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.  By way of illustration and not of limitation, whenever the phrase, “at the option of the General Partner,” or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity.  For the avoidance of doubt, whenever the General

Partner votes or transfers its Partnership Interests, or refrains from voting or transferring its Partnership Interests, it shall be acting in its individual capacity.

(d)         Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use.  Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be at its option.

(e)          Except as expressly set forth in this Agreement or required by law, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee.  To the fullest extent permitted by law and notwithstanding anything contained in this Agreement to the contrary (including this Article VII) or any duty otherwise existing at law or in equity, neither the General Partner nor any other Indemnitee shall owe any fiduciary or other duties to Preferred Holders or IDR Holders; provided, however, that the foregoing does not eliminate the implied contractual covenant of good faith and fair dealing, without reference to the definition of “good faith” in Section 7.9(b).

(f)           The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

(g)          Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be “fair and reasonable” to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

Section 7.10                             Other Matters Concerning the General Partner.

(a)         The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)         The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c)          The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.  Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.

(d)         Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner to act under this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

Section 7.11                             Purchase or Sale of Partnership Securities.

The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities, such Partnership Securities shall be held by the Partnership as treasury securities unless they are expressly cancelled by action of an appropriate officer of the General Partner. As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein.  For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, Incentive Distribution Units that are held by the Partnership in treasury (i) shall not be allocated any items of income, gain, loss or deduction pursuant to Article VI and (ii) shall neither be entitled to vote nor be counted for quorum purposes.  The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Article IV and Article X.

Section 7.12                             [Reserved].

Section 7.13                             Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially.  Each Limited Partner hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing.  In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives.  Each and every certificate, document or other instrument executed on behalf of the Partnership by the

General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1                                    Records and Accounting.

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a).  Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.  The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.  The Partnership shall not be required to keep books maintained on a cash basis and the General Partner shall be permitted to calculate cash-based measures, including Operating Surplus and Adjusted Operating Surplus, by making such adjustments to its accrual basis books to account for non-cash items and other adjustments as the General Partner determines to be necessary or appropriate.

Section 8.2                                    Fiscal Year.

The fiscal year of the Partnership shall be a fiscal year ending December 31.

Section 8.3                                    Reports.

(a)         As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or made available to each Record Holder of a Partnership Security as of a date selected by the General Partner, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

(b)         As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available to each Record Holder of a Partnership Security, as of a date selected by the General Partner, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Partnership Securities are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

ARTICLE IX

TAX MATTERS

Section 9.1                                    Tax Returns and Information.

The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31.  The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable year ends.  The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 9.2                                    Tax Elections.

(a)         The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners.  Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code if any of the Limited Partner Interests are listed on a National Securities Exchange, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of such Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are listed or admitted for trading during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(h) without regard to the actual price paid by such transferee.

(b)         Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

Section 9.3                                    Tax Controversies.

Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith.  Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

Section 9.4                                    Withholding.

Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code.  To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including, without limitation, by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

ARTICLE X

ADMISSION OF PARTNERS

Section 10.1                             Admission of Founding Investors and Initial Limited Partners.

Upon the issuance by the Partnership of Units to the Founding Investors, the Initial Purchaser and the Accredited Investors as described in Section 5.3, the General Partner admitted such parties to the Partnership as Initial Limited Partners in respect of the Units issued to them.

Section 10.2                             Admission of Limited Partners.

(a)         By acceptance of the transfer of any Limited Partner Interests in accordance with Article IV or the acceptance of any Limited Partner Interests issued pursuant to Article V or pursuant to a merger or consolidation pursuant to Article XIV, and except as provided in Section 4.9, each transferee of, or other such Person acquiring, a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when any such transfer, issuance or admission is reflected in the books and records of the Partnership and such Limited Partner becomes the Record Holder of the Limited Partner Interests so transferred, (ii) shall become bound by the terms of this Agreement, (iii) represents that the transferee has the capacity, power and authority to enter into this Agreement, (iv) grants the powers of attorney set forth in this Agreement and (v) makes the consents and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.  A Person may become a Limited Partner or Record Holder of a Limited Partner Interest without the consent or approval of any of the Partners.  A Person may not become a Limited Partner without acquiring a Limited Partner Interest and until such Person is reflected in the books and records of the Partnership as the Record Holder of such Limited Partner Interest.  The rights and obligations of a Person who is a Non-citizen Assignee shall be determined in accordance with Section 4.9.

(b)         The name and mailing address of each Limited Partner shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer

Agent.  The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).  A Limited Partner Interest may be represented by a Certificate, as provided in Section 4.1.

(c)          Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.2(a).

Section 10.3                             Admission of Successor General Partner.

A successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or Section 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission.  Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 10.4                             Amendment of Agreement and Certificate of Limited Partnership.

To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1                             Withdrawal of the General Partner.

(a)         The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”);

(i)                                     The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii)                                  The General Partner transfers all of its rights as General Partner pursuant to Section 4.6;

(iii)                               The General Partner is removed pursuant to Section 11.2;

(iv)                              The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v)                                 A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(vi)                              (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence.  The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b)         Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 midnight,  Central Time, on March 31, 2016, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners; provided, that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding at least a majority of the Outstanding Units (excluding Units held by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed); (ii) at any time after 12:00 midnight, Central Time, on March 31, 2016, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice;

(iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units.  The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members.  If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner.  The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member.  If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Unitholders as provided in this Agreement or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1.  Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

Section 11.2                             Removal of the General Partner.

The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates) voting as a single class.  Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the outstanding Units voting as a single class (including Units held by the General Partner and its Affiliates).  Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3.  The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member.  If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member.  The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel.  Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.

Section 11.3                             Interest of Departing General Partner and Successor General Partner.

(a)         In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2, the Departing

General Partner shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner, to require its successor to purchase its General Partner Interest and its general partner interest (or equivalent interest), if any, in the other Group Members and all of its Incentive Distribution Units, if any, (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure.  If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest for such fair market value of such Combined Interest of the Departing General Partner.  In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (other than any Group Member) for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of the Departing General Partner’s Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter.  If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing General Partner.  In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner, the value of the Incentive Distribution Units held by the General Partner, if any, and the General Partner Interest and other factors it may deem relevant.

(b)         If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor).  Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner.  For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Units will be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Units.

(c)          If a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner) and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to the product of the Percentage Interest of the Departing General Partner and the Net Agreed Value of the Partnership’s assets on such date.  In such event, such successor General Partner shall, subject to the following sentence, be entitled to its Percentage Interest of all Partnership allocations and distributions to which the Departing General Partner was entitled.  In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all Partnership distributions and allocations shall be its Percentage Interest.

Section 11.4                             [Reserved].

Section 11.5                             Withdrawal of Limited Partners.

No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1                             Dissolution.

The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement.  Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or Section 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership.  Subject to Section 12.2, the Partnership shall dissolve, and its affairs shall be wound up, upon:

(a)         an election to dissolve the Partnership by the Board of Directors of the General Partner that is approved by the holders of a Unit Majority;

(b)         the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act;

(c)          an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or Section 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3; or

(d)         at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.

Section 12.2                             Continuation of the Business of the Partnership After Dissolution.

Upon (a) an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1 or Section 11.2, then within 90 days thereafter or (b) an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, in either case, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to continue the business without dissolution of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Unit Majority.  Unless such an election is made within the applicable time period as set forth above, the Partnership shall dissolve and conduct only activities necessary to wind up its affairs.  If such an election is so made, then:

(i)                                     the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii)                                  if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii)                               the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement; provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue (to the extent not already so treated or taxed).

Section 12.3                             Liquidator.

Upon dissolution of the Partnership, unless the Partnership is continued pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator.  The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by the holders of at least a majority of the Outstanding Units voting as a single class.  The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by the holders of at least a majority of the Outstanding Units voting as a single class.  Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the holders of at least a majority of the Outstanding Units voting as a single class.  The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided.  Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4                             Liquidation.

The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:

(a)         Disposition of Assets.  The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree.  If any property is distributed in kind, the Partners receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to the fair market value of the property distributed; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners.  The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners.  The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b)         Discharge of Liabilities.  Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI, Article XVI and Article XVII, as applicable; provided, that any accumulated and unpaid Preferred Distributions shall be paid pursuant to this Section 12.4(b) prior to making any distribution pursuant to Section 12.4(c).  With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment.  When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c)          Liquidation Distributions.  All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

Section 12.5                             Cancellation of Certificate of Limited Partnership.

Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6                             Return of Contributions.

The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 12.7                             Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

Section 12.8                             Capital Account Restoration.

No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP
AGREEMENT; MEETINGS; RECORD DATE

Section 13.1                             Amendments to be Adopted Solely by the General Partner.

Each Partner agrees that the General Partner, without the approval of any Partner may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)         a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b)         the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c)          a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

(d)         subject to Section 6.7(h), Section 16.5 and Section 17.5, to the extent applicable, a change that the General Partner determines, (i) does not adversely affect the Limited Partners (including any particular class or series of Partnership Interests as compared to other classes or series of Partnership Interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Partnership Securities (including the division of any class, classes or series of Outstanding Partnership Securities into different classes or series to facilitate uniformity of tax consequences within such classes or series of Partnership Securities) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Partnership Securities are or will be listed or admitted to trading, (iii) to be necessary or advisable in connection with action taken by the General Partner pursuant to Section 5.9 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e)          a change in the fiscal year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions (other than Preferred Distributions) are to be made by the Partnership;

(f)           an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)          subject to Section 6.7(h), Section 16.5 and Section 17.5, an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6;

(h)         any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i)             an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j)            an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

(k)         a merger or conveyance pursuant to Section 14.3(d); or

(l)             any other amendments substantially similar to the foregoing.

Section 13.2                             Amendment Procedures.

Except as provided in Section 13.1 and Section 13.3, all amendments to this Agreement shall be made in accordance with the following requirements.  Amendments to this Agreement may be proposed only by the General Partner; provided, however, that the General Partner shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to propose an amendment, to the fullest extent permitted by law shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.  Subject to Section 6.7(h), Section 16.5 and Section 17.5, to the extent applicable, a proposed amendment shall be effective upon its approval by the General Partner and the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law.  Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment.  If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment.  The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 13.3                             Amendment Requirements.

(a)         Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

(b)         Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c),  or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.

(c)          Except as provided in Section 14.3 and subject to Section 16.5(b)(i) with respect to Series A Preferred Units, Section 17.5(b)(i) with respect to Series B Preferred Units and Section 6.7(h) with respect to Incentive Distribution Units, and without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class or series of Partnership Interests in relation to other classes or series of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class or series affected.

(d)         Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.

(e)          Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

Section 13.4                             Meetings.

(a)         All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII.

(b)         Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Limited Partner Interests of the class, classes or series for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A special meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote at any special meeting for the election of directors to the Board of Directors of the General Partner or on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

(c)          (i)             An annual meeting of Limited Partners for the election of directors to the Board of Directors of the General Partner and such other matters as the Board of Directors of the General Partner shall submit to a vote of the Limited Partners shall be held, following the first to occur of (A) the Founding Investors ceasing to own in the aggregate 50% or more of the outstanding Units or (B) the closing of an Initial Public Offering, in either case on the second Wednesday in May of each year if a Business Day, and if not a Business Day, then on the next Business Day following, at 10 a.m., or at such other date and time as may be fixed from time to time by the General Partner at such place within or without the State of Delaware as may be fixed from time to time by the General Partner and all as stated in the notice of the meeting. Notice of the annual meeting shall be given in accordance with Section 13.5 not less than 10 days nor more than 60 days prior to the date of such meeting.

(ii)                                  The Limited Partners entitled to vote at the annual meeting shall vote together as a single class. The Limited Partners entitled to vote shall elect by a plurality of the votes cast at such meeting persons to serve on the Board of Directors of the General Partner who are nominated in accordance with the provisions of this Section 13.4(c). The exercise by a Limited Partner of the right to elect the Directors and any other rights afforded to such Limited Partner under this Section 13.4(c) shall be in such Limited Partner’s capacity as a limited partner of the Partnership and shall not cause a Limited Partner to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize such Limited Partner’s limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

(iii)                               Each Limited Partner entitled to vote shall be entitled to one vote for each Outstanding Unit that is registered in the name of such Limited Partner on the Record Date for such meeting; provided, however that, prior to the closing of an Initial Public Offering, the Limited Partners will be entitled to elect only:  (A) three persons to serve on the Board of Directors of the General Partner who are nominated in accordance with the provisions of this Section 13.4(c) following the time and for so long as the Founding Investors own less than 50% but greater than or equal to 35% of the Outstanding Units, (B) five persons to serve on the Board of Directors of the General Partner who are nominated in accordance with the provisions of this Section 13.4(c) following the time and for so long as the Founding Investors own less than 35% but greater than or equal to 25% of the Outstanding Units; and (C) all persons to serve on the Board of Directors of the General Partner who are nominated in accordance with the provisions of this Section 13.4(c) following the time and for so long as the Founding Investors own less than 20% of the Outstanding Units or upon and following an Initial Public Offering.  All directors not elected by the Limited Partners in accordance with this Section 13.4(c)(iii) shall be appointed by the GP Members in accordance with the limited liability company agreement of the General Partner.

(iv)                              Immediately following the Closing and prior to an Initial Public Offering, the number of Directors that shall constitute the whole Board of Directors of the General Partner shall initially be four but shall be increased to equal seven with the vacancies to be filled by the existing Directors as follows: (A) one Independent Director will be added promptly following the Closing Date; (B) one Independent Director will be added on or before sixty (60) days following the Closing Date; and (C) one Independent Director will be added on or before the first anniversary of the Closing Date. Following an Initial Public Offering, the number of Directors shall not be less than seven nor more than nine as shall be established from time to time by a resolution adopted by a majority of the Directors then in office, provided that no decrease shall shorten the term of any incumbent Director.

(v)                                 Each Director shall hold office for the term for which such Director is elected and thereafter until such Director’s successor shall have been duly elected and qualified, or until such Director’s earlier death, resignation or removal. Any vacancies may be filled, until the next annual meeting at which the term of such class expires, by a majority of the remaining Directors then in office. A Director may be removed only for cause and only upon a vote of the majority of the remaining Directors then in office.

(vi)                              Nominations of persons for election to the Board of Directors of the General Partner may be made at an annual meeting only (A) by or at the direction of the General Partner or the Board of Directors of the General Partner or (B) by any Limited Partner who was a Record Holder of Outstanding Units at the time of giving notice provided for in this Agreement, who is entitled to vote at the meeting and who complies with the notice procedures set forth below; provided, however, that following the Initial Public Offering such nominations shall be subject to the requirement that the Board of Directors of the General Partner have and maintain at least three Directors meeting the independence and experience requirements as set forth most recently by any National Securities Exchange on which any Units or other Partnership Securities are or may be listed or quoted; and provided, further that nominations by any Limited Partner may only be made for that number of Directors for which the Limited Partners are entitled to vote as provided in this Section 13.4(c). For nominations by a Limited Partner pursuant to clause (B) above, the Limited Partner must have given timely notice thereof in writing to the General Partner. To be timely, a Limited Partner’s notice shall be delivered to the General Partner at the principal executive offices of the General Partner not later than the close of business on the 120th calendar day, nor earlier than the close of business on the 135th calendar day, prior to the first anniversary of the preceding year’s annual meeting. The adjournment of an annual meeting shall not commence a new time period for the giving of a Limited Partner’s notice as described above. Such Limited Partner’s notice shall set forth (Y) as to each person whom the Limited Partner proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (Z) as to the Limited Partner giving the notice (1) the name and address of such Limited Partner, and (2) the class and number of Units which are owned by such Limited Partner. Other than as provided in Section 13.4(c)(v), only such persons who are nominated in accordance with the procedures set forth in this provision shall be eligible to serve as Directors. The chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth above and to declare that such defective nomination shall be disregarded.

(vii)                           This Section 13.4(c) shall not be deemed in any way to limit or impair the ability of the General Partner, or the Board of Directors of the General Partner on behalf of the General Partner, to adopt a “poison pill” or unitholder or other similar rights plan with respect to the Partnership, whether such poison pill or plan contains “dead hand” provisions, “no hand” provisions or other provisions relating to the redemption of the poison pill or plan, in each case as such terms are used under Delaware common law.

(viii)                        Notwithstanding any other provision of this Agreement, a majority of the Board of Directors of the General Partner may be nominated and elected to the extent provided in the Registration Rights Agreement.

(ix)                              The General Partner shall use its commercially reasonable best efforts to take such action as shall be necessary or appropriate to give effect to and implement the provisions of this Section 13.4(c), including, without limitation, amending the limited liability company agreement of the General Partner.

(x)                                 This Section 13.4(c) may not be amended except upon the prior approval of Limited Partners that hold three-fourths of the Outstanding Units.

(xi)                              If the General Partner delegates to an existing or newly formed wholly-owned Subsidiary the power and authority to manage and control the business and affairs of the Partnership Group, the foregoing provisions of this Section 13.4(c) shall be applicable with respect to the board of directors or other governing body of such Subsidiary.

Section 13.5                             Notice of a Meeting.

Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class, classes or series of Partnership Securities for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 18.1.  The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6                             Record Date.

For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Partnership Securities are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.  If the General Partner does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the day next preceding the day on which notice is given, and (b) the Record Date for determining the Limited

Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.11.

Section 13.7                             Adjournment.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days.  At the adjourned meeting, the Partnership may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8                             Waiver of Notice; Approval of Meeting; Approval of Minutes.

The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy.  Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9                             Quorum and Voting.

The holders of a majority of the Outstanding Partnership Securities of the class, classes or series for which a meeting has been called (including Outstanding Partnership Securities deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class, classes or series unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Partnership Securities, in which case the quorum shall be such greater percentage.  At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Partnership Securities that in the aggregate represent a majority of the Outstanding Partnership Securities entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Partnership Securities that in the aggregate represent at least such greater or different percentage shall be required.  The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Partnership Securities specified in this Agreement (including Outstanding Partnership Securities deemed owned by the General Partner).  In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding

Partnership Securities entitled to vote at such meeting (including Outstanding Partnership Securities deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

Section 13.10                      Conduct of a Meeting.

The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting.  The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting.  All minutes shall be kept with the records of the Partnership maintained by the General Partner.  The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 13.11                      Action Without a Meeting.

If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting, without prior notice and without a vote if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Partnership Securities (including Partnership Securities deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Partnership Securities are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern).  Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing.  The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner.  If a ballot returned to the Partnership does not vote all of the Partnership Securities held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted.  If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’

limited liability and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

Section 13.12                      Right to Vote and Related Matters.

(a)         Only those Record Holders of the Partnership Securities on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Partnership Securities have the right to vote or to act.  All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Partnership Securities shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Partnership Securities.

(b)         With respect to Partnership Securities that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Partnership Securities are registered, such other Person shall, in exercising the voting rights in respect of such Partnership Securities on any matter, and unless the arrangement between such Persons provides otherwise, vote such Partnership Securities in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry.  The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV

MERGER

Section 14.1                             Authority.

The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited and including a limited liability partnership), formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) in accordance with this Article XIV.

Section 14.2                             Procedure for Merger or Consolidation.

Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner; provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger or consolidation of the Partnership and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner and, in declining to consent to a merger or consolidation, to the fullest extent permitted by law, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.  If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(a)         the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(b)         the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(c)          the terms and conditions of the proposed merger or consolidation;

(d)         the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e)          a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(f)           the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

(g)          such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.

Section 14.3                             Approval by Limited Partners of Merger or Consolidation.

(a)         Except as provided in Section 14.3(d) or Section 14.3(e), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII.  A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

(b)         Except as provided in Section 14.3(d) or Section 14.3(e), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority.

(c)          Except as provided in Section 14.3(d) or Section 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d)         Notwithstanding anything else contained in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with rights and obligations that are, in all material respects, the same rights and obligations as are herein contained.

(e)          Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another entity if (A) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (B) the merger or consolidation would not result in an amendment to the Partnership Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (C) the Partnership is the Surviving Business Entity in such merger or consolidation, (D) each Partnership Securities outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Partnership Security after the effective date of the merger or consolidation, and (E) the number of Partnership Securities to be issued by the Partnership in such merger or consolidation do not exceed 20% of the Partnership Securities (other than Incentive Distribution Units) Outstanding immediately prior to the effective date of such merger or consolidation.

Section 14.4                             Certificate of Merger.

Upon the required approval by the General Partner and the Unitholders of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 14.5                             Amendment of Partnership Agreement.

Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity.  Any such amendment or adoption made pursuant to this Section 14.5 shall be effective at the effective time or date of the merger or consolidation.

Section 14.6                             Effect of Merger.

(a)         At the effective time of the certificate of merger:

(i)                                     all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)                                  the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii)                               all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)                              all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)         A merger or consolidation effected pursuant to this Article XIV shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1                             Right to Acquire Limited Partner Interests.

(a)         Notwithstanding any other provision of this Agreement, if at any time the General Partner and its Affiliates hold more than 85% of the total Limited Partner Interests of any class or series then Outstanding, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable at its option, to purchase all, but not less than all, of such Limited Partner Interests of such class or series then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class or series purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed.  Notwithstanding the foregoing, the repurchase right described in this Article XV shall not apply to Preferred Units or Incentive Distribution Units.  As used in this Agreement, (i) “Current Market Price” as of any date of any class or series of Limited Partner

Interests listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices (as hereinafter defined) per Limited Partner Interest of such class or series for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date; (ii) “Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal National Securities Exchange (other than The Nasdaq Stock Market) on which such Limited Partner Interests are listed or admitted to trading or, if such Limited Partner Interests of such class or series are not listed or admitted to trading on any National Securities Exchange (other than The Nasdaq Stock Market), the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by The Nasdaq Stock Market or such other system then in use, or, if on any such day such Limited Partner Interests of such class or series are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class or series selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class or series, the fair value of such Limited Partner Interests on such day as determined by the General Partner; and (iii) “Trading Day” means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class or series are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class or series are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

(b)         If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class or series (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date.  Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York.  The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests, or other evidence of the issuance of uncertificated Limited Partner Interests, in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading.  Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice.  On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1.  If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate, or other evidence of the issuance of uncertificated Limited Partner Interests, shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Article IV, Article V, Article VI and Article XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests, or other evidence of the issuance of uncertificated Limited Partner Interests, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Article IV, Article V, Article VI and Article XII).

(c)          At any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest, or other evidence of the issuance of uncertificated Limited Partner Interests, to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.

ARTICLE XVI

SERIES A FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PERPETUAL PREFERRED UNITS

Section 16.1                             Designation.

The General Partner hereby designates and creates a series of Preferred Units to be designated as “8% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units,” and fixes the preferences, rights, powers and duties of the holders of the Series A Preferred Units as set forth in this Article XVI. Each Series A Preferred Unit shall be identical in all respects to every other Series A Preferred Unit, except as to the respective dates from which the Series A Liquidation Preference shall increase or from which Series A Distributions may begin accruing, to the extent such dates may differ. The Series A Preferred Units represent perpetual equity interests in the Partnership and shall not give rise to a claim by the holder for redemption thereof at a particular date.

Section 16.2                             Series A Preferred Units.

(a)         The authorized number of Series A Preferred Units shall be unlimited. Series A Preferred Units that are redeemed, purchased or otherwise acquired by the Partnership shall be cancelled.

(b)         The Series A Preferred Units shall be represented by a single certificate registered in the name of the Depository or its nominee, and no Series A Holder shall be entitled to receive a certificate evidencing such Series A Preferred Units, unless otherwise required by law or the Depository gives notice of its intention to resign or is no longer eligible to act as such and the Partnership shall have not selected a substitute Depository within 60 calendar days thereafter. So long as the Depository shall have been appointed and is serving, payments and communications made by the Partnership to Series A Holders shall be made by making payments to, and communicating with, the Depository.

Section 16.3                             Distributions.

(a)         Distributions on each Series A Preferred Unit shall be cumulative and shall accrue at the Series A Distribution Rate from the Series A Original Issue Date (or, for any Outstanding Series A Preferred Units issued after the Series A Original Issue Date, from the Series A Distribution Payment Date immediately preceding the issuance date of such Series A Preferred Units or if the issue date of any such additional Series A Preferred Units precedes the first Series A Distribution Payment Date for Series A Preferred Units issued on the Series A Original Issue Date, then from the Series A Original Issue Date) until such time as the Partnership pays the Series A Distribution, converts the Series A Preferred Units in full in accordance with Section 16.4 or redeems the Series A Preferred Units in full in accordance with Section 16.6, whether or not such Series A Distributions shall have been declared. Series A Holders shall be entitled to receive Series A Distributions from time to time out of any assets of the Partnership legally available for the payment of distributions at the Series A Distribution Rate per Series A Preferred Unit, when, as, and if declared by the General Partner. Series A Distributions, to the extent declared by the General Partner to be paid by the Partnership in accordance with this Section 16.3 shall be paid monthly on each Series A Distribution Payment Date and, unless otherwise determined by the General Partner, shall be deemed to have been paid out of Available Cash with respect to the Quarter then ended immediately preceding the Series A Distribution Payment Date with respect to which such distribution was made. Distributions shall accumulate in each Series A Distribution Period from and including the preceding Series A Distribution Payment Date (other than the initial Series A Distribution Period, which shall commence on and include the Series A Original Issue Date), to but excluding the next Series A Distribution Payment Date for such Series A Distribution Period, and distributions shall accrue on accumulated Series A Distributions at the Series A Distribution Rate. If any Series A Distribution Payment Date otherwise would occur on a date that is not a Business Day, declared Series A Distributions shall be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Series A Distributions shall be payable based on a 360-day year consisting of twelve 30-day months. All Series A Distributions payable by the Partnership pursuant to this Section 16.3 or Section 12.4(b) shall be payable without regard to the income of the Partnership and shall be treated for federal income tax purposes as guaranteed payments for the use of capital under Section 707(c) of the Code.

(b)         Not later than 5:00 p.m., Central Time, on each Series A Distribution Payment Date, the Partnership shall pay those Series A Distributions, if any, that shall have been declared by the General Partner to Series A Holders on the Record Date for the applicable Series A Preferred Distribution. The Record Date for any Series A Distribution payment (the “Series A Distribution Record Date”) shall be the first Business Day of the month in which the applicable Series A

Distribution Payment Date occurs, except that in the case of payments of Series A Distributions in Arrears, the Series A Distribution Record Date with respect to a Series A Distribution Payment Date shall be such date as may be designated by the General Partner in accordance with this Article XVI. No distribution shall be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities or cash in lieu of fractional Junior Securities) unless full cumulative Series A Distributions have been or contemporaneously are being paid or provided for on all Outstanding Series A Preferred Units and any Parity Securities through the most recent respective Series A Distribution Payment Dates. Accumulated Series A Distributions in Arrears for any past Series A Distribution Period may be declared by the General Partner and paid on any date fixed by the General Partner, whether or not such date is a Series A Distribution Payment Date, to Series A Holders on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated Series A Distributions in Arrears on all Outstanding Series A Preferred Units and any Parity Securities shall not have been paid, or if sufficient funds for the payment thereof shall not have been set apart, then payment of accumulated distributions in Arrears on the Series A Preferred Units and any such Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series A Preferred Units and any Parity Securities are paid, any partial payment shall be made Pro Rata with respect to the Series A Preferred Units and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series A Preferred Units and Parity Securities at such time. Subject to Sections 12.4 and 16.6, Series A Holders shall not be entitled to any distribution, whether payable in cash, property or Partnership Securities, in excess of full cumulative Series A Distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid Series A Distributions as described in Section 16.3(a), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment which may be in Arrears on the Series A Preferred Units. So long as the Series A Preferred Units are held of record by the nominee of the Depository, declared Series A Distributions shall be paid to the Depository in same-day funds on each Series A Distribution Payment Date.

Section 16.4                             Change of Control.

(a)         In connection with any Change of Control that occurs after the Series A Original Issue Date and while Series A Preferred Units are Outstanding, if the Partnership does not elect to redeem the Series A Preferred Units as provided for in Section 16.6, the Partnership will deliver notice to the Series A Holders and make an irrevocable written offer (a “Series A Change of Control Offer”) to each Series A Holder to convert such number of Series A Preferred Units held by such Series A Holder on the Series A Change of Control Conversion Date as such Series A Holder may elect in accordance with Section 16.4(c) into a number of Units per Series A Preferred Units that is an amount equal to the Series A Conversion Ratio (the “Series A Unit Conversion Consideration”). The “Series A Change of Control Conversion Date” shall be the date fixed by the General Partner, in its sole discretion, as the date the Series A Preferred Units are to be converted to Series A Conversion Units. Such Series A Change of Control Conversion Date shall be a Business Day that is no fewer than 20 days nor more than 35 days from the date on which the Partnership provides to the Series A Holders notice of the Series A Change of Control Offer.

(b)         Subject to Section 5.9, the “Series A Conversion Ratio” shall be calculated as the lesser of either: (i) the quotient, rounded to the nearest 10,000th of a Unit, obtained by dividing (A) the sum of the Series A Liquidation Preference as of 5:00 p.m., Central Time, on the Business Day immediately preceding the Series A Change of Control Conversion Date (unless the Series A Change of Control Conversion Date is after a Series A Distribution Record Date and prior to the corresponding Series A Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (B) the average of the closing prices for the Partnership’s Units on the National Securities Exchange on which the Units are then listed or admitted to trading for the ten consecutive Trading Days ending with the Trading Day immediately preceding the Series A Change of Control Conversion Date, or (ii) 1.962.  No fractional Units will be issued upon the conversion of the Series A Preferred Units. Instead, the Partnership shall pay the cash value of such fractional Units.

(c)          In the case of a Change of Control pursuant to which Series A Preferred Units will be converted into Alternative Form Consideration, a holder of Series A Preferred Units will receive upon conversion of such Series A Preferred Units the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of Units equal to the Series A Unit Conversion Consideration immediately prior to the effective time of the Change of Control.

(d)         If the holders of Units have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series A Preferred Units will receive will be the form and proportion of the aggregate consideration elected by the holders of Units who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of Units are subject, including pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

(e)          Each Series A Holder electing to participate in the Series A Change of Control Offer will be required, prior to the close of business on the third Business Day preceding the Series A Change of Control Conversion Date, to notify the Partnership in writing of the number of Series A Preferred Units to be converted in the Series A Change of Control Offer, which written notice shall be irrevocable.  The failure of any Series A Holder to timely deliver a written notice in accordance with the immediately preceding sentence (or the delivery by a Series A Holder of a timely notice of exercise for only a portion, but not all, of the Series A Preferred Units held by such Series A Holder) shall constitute an election by such Series A Holder to reject the Series A Change of Control Offer (or to reject the Series A Change of Control Offer as to the portion of the Series A Preferred Units held by such Series A Holder as to which a timely notice of exercise was not submitted).

(f)           Upon conversion, the rights of such participating Series A Holder shall cease with respect to such converted Series A Preferred Units, and such Person shall, if it was a Limited Partner immediately prior to such conversion, continue to be a Limited Partner and have the rights of a holder of Series A Conversion Units under this Agreement. Each Series A Preferred Unit that is converted into Series A Conversion Units in accordance with this Section 16.4 shall, upon the Series A Change of Control Conversion Date, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the issuance of the Series A Conversion Unit(s).

(g)          The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Series A Conversion Units. However, each participating Series A Holder shall pay any tax or duty which may be payable relating to any transfer by such Series A Holder involving the issuance or delivery of Series A Conversion Units in a name other than such Series A Holder’s name. The Transfer Agent may refuse to reflect the notation of book entry (or the issuance of a Certificate) for Series A Conversion Units being issued in a name other than the Series A Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties which will be due because the Series A Conversion Units are to be issued in a name other than such holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(h)         The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Series A Conversion Units and, if the Units are then listed or admitted to trading on a National Securities Exchange, shall list or cause to have admitted to trading and keep listed and admitted to trading the Series A Conversion Units to the extent permitted or required by the rules of such National Securities Exchange.

(i)             Notwithstanding anything herein to the contrary, nothing herein shall give to any Series A Holder any rights as a creditor in respect of its right to conversion.

Section 16.5                             Voting Rights.

(a)         Notwithstanding anything to the contrary in this Agreement, the Series A Holders shall have no voting rights whatsoever in respect of Series A Preferred Units, except as set forth in Section 13.3(c), this Section 16.5 or as otherwise provided by the Delaware Act.

(b)

(i)                                     Unless the General Partner shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series A Preferred Units, voting as a separate class, the General Partner shall not adopt any amendment to this Agreement that would have a material adverse effect on the existing terms of the Series A Preferred Units.

(ii)                                  Unless the General Partner shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series A Preferred Units, voting together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, as a separate class, the Partnership shall not (x) issue any additional Series A Preferred Units, Parity Securities or Senior Securities if the cumulative distributions payable on Outstanding Series A Preferred Units are in Arrears or (y) create or issue any Senior Securities.

(c)          For any matter described in this Section 16.5 for which the Series A Holders are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), such Series A Holders shall be entitled to one vote per Series A Preferred Unit. Any Series A Preferred Units held by any Group Member shall not be entitled to vote.

Section 16.6                             Optional Redemption.

In addition to the rights of the Partnership provided for in Section 4.10, the Partnership shall have the right at any time, and from time to time, on or after April 15, 2019 or within 180 days following the occurrence of a Change in Control, to redeem the Series A Preferred Units, in whole or in part, from any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the General Partner (the “Series A Redemption Date”).

(a)         The Partnership shall effect any such redemption by paying cash for each Series A Preferred Unit to be redeemed equal to the Series A Liquidation Preference for such Series A Preferred Unit on such Series A Redemption Date (the “Series A Redemption Price”). So long as the Series A Preferred Units are held of record by the nominee of the Depository, the Series A Redemption Price shall be paid by the Transfer Agent to the Depository on the Series A Redemption Date.

(b)         The Partnership shall give notice of its election to redeem Series A Preferred Units pursuant to this Section 16.6 by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled Series A Redemption Date, to each Series A Holder (as of 5:00 p.m. Central Time on the Business Day next preceding the day on which notice is given) whose Series A Preferred Units are to be redeemed as such Series A Holders’ names appear on the books of the Transfer Agent and at the address of such Series A Holders shown therein. Such notice (the “Series A Redemption Notice”) shall state: (1) the Series A Redemption Date, (2) the number of Series A Preferred Units to be redeemed and, if less than all Outstanding Series A Preferred Units are to be redeemed, the number (and the identification) of Series A Preferred Units to be redeemed from such Series A Holder, (3) the Series A Redemption Price, (4) the place where the Series A Preferred Units are to be redeemed and are to be presented and surrendered for payment of the Series A Redemption Price therefor and (5) that distributions on the Series A Preferred Units to be redeemed shall cease to accumulate from and after such Series A Redemption Date.

(c)          If the Partnership elects to redeem less than all of the Outstanding Series A Preferred Units pursuant to this Section 16.6, the number of Series A Preferred Units to be redeemed shall be determined by the General Partner, and such Series A Preferred Units shall be redeemed by such method of selection as the Depository shall determine either Pro Rata or by lot, with adjustments to avoid redemption of fractional Series A Preferred Units. The aggregate Series A Redemption Price for any such partial redemption of the Outstanding Series A Preferred Units shall be allocated correspondingly among the redeemed Series A Preferred Units. The Series A Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Article XVI.

(d)         If the Partnership gives or causes to be given a Series A Redemption Notice, the Partnership shall deposit with the Transfer Agent funds in an amount sufficient to redeem the Series A Preferred Units as to which such Series A Redemption Notice shall have been given no later than 5:00 p.m. Central Time on the Business Day immediately preceding the Series A Redemption Date, and shall give the Transfer Agent irrevocable instructions and authority to pay the Series A Redemption Price to the Series A Holders to be redeemed upon surrender or deemed surrender (which shall occur automatically if the certificate representing such Series A Preferred

Units is issued in the name of the Depository or its nominee) of the certificates therefor as set forth in the Series A Redemption Notice. If the Series A Redemption Notice shall have been given, from and after the Series A Redemption Date, unless the Partnership defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series A Redemption Notice, all Series A Distributions on such Series A Preferred Units to be redeemed shall cease to accumulate and all rights of holders of such Series A Preferred Units as Limited Partners with respect to such Series A Preferred Units shall cease, except the right to receive the Series A Redemption Price, and such Series A Preferred Units shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Partnership shall be entitled to receive from the Transfer Agent the interest income, if any, earned on such funds deposited with the Transfer Agent (to the extent that such interest income is not required to pay the Series A Redemption Price of the Series A Preferred Units to be redeemed), and the holders of any Series A Preferred Units so redeemed shall have no claim to any such interest income. Any funds deposited with the Transfer Agent hereunder by the Partnership for any reason, including redemption of Series A Preferred Units, that remain unclaimed or unpaid after two years after the applicable Series A Redemption Date or other payment date, shall be, to the extent permitted by law, repaid to the Partnership upon its written request, after which repayment the Series A Holders entitled to such redemption or other payment shall have recourse only to the Partnership. Notwithstanding any Series A Redemption Notice, there shall be no redemption of any Series A Preferred Units called for redemption until funds sufficient to pay the full Series A Redemption Price of such Series A Preferred Units shall have been deposited by the Partnership with the Transfer Agent.

(e)          Any Series A Preferred Units that are redeemed or otherwise acquired by the Partnership shall be canceled. If only a portion of the Series A Preferred Units represented by a certificate shall have been called for redemption, upon surrender of such certificate to the Transfer Agent (which shall occur automatically if the certificate representing such Series A Preferred Units is registered in the name of the Depository or its nominee), the Transfer Agent shall issue to such Series A Holder(s) a new certificate (or adjust the applicable book-entry account) representing the number of Series A Preferred Units represented by the surrendered certificate that have not been called for redemption.

(f)           Notwithstanding anything to the contrary in this Article XVI, in the event that full cumulative distributions on the Series A Preferred Units and any Parity Securities shall not have been paid or declared and set apart for payment, none of the Partnership, the General Partner or any Affiliate of the General Partner shall be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Units or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all Series A Holders and any Parity Securities. None of the Partnership, the General Partner or any Affiliate of the General Partner shall be permitted to redeem, repurchase or otherwise acquire any Units or any other Junior Securities (other than net exercises or withholding for tax under employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase or rights, warrants or appreciation rights relating to Partnership Securities)) unless full cumulative distributions on the Series A Preferred Units and any Parity Securities for all prior and the then-ending Series A Distribution Periods shall have been paid or declared and set apart for payment.

Section 16.7                             Rank.

The Series A Preferred Units shall be deemed to rank:

(a)         Senior to any Junior Securities;

(b)         On a parity with any Parity Securities; and

(c)          Junior to any Senior Securities.

The Partnership may issue Junior Securities and, subject to any approvals required by Series A Holders pursuant to Section 16.5(b)(ii), additional Series A Preferred Units and Parity Securities from time to time in one or more classes or series without the consent of the Series A Holders. The General Partner has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such class or series before the issuance of any Partnership Securities of such class or series.

Section 16.8                             No Sinking Fund.

The Series A Preferred Units shall not have the benefit of any sinking fund.

Section 16.9                             Record Holders.

To the fullest extent permitted by applicable law, the General Partner, Partnership, the Registrar and the Transfer Agent may deem and treat any Series A Holder as the true, lawful and absolute owner of the applicable Series A Preferred Units for all purposes, and neither the General Partner, the Partnership nor the Registrar or the Transfer Agent shall be affected by any notice to the contrary.

Section 16.10                      Other Rights; Fiduciary Duties.

The Series A Preferred Units shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Article XVI or as provided by applicable law.  To the fullest extent permitted by law and notwithstanding anything contained in this Agreement to the contrary (including Article VII) or any duty otherwise existing at law or in equity, neither the General Partner nor any other Indemnitee shall owe any fiduciary or other duties to Series A Holders; provided, however, that the foregoing does not eliminate the implied contractual covenant of good faith and fair dealing, without reference to the definition of “good faith” in Section 7.9(b).

ARTICLE XVII

SERIES B FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PERPETUAL PREFERRED UNITS

Section 17.1                             Designation.

The General Partner hereby designates and creates a series of Preferred Units to be designated as “8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units,” and fixes the preferences, rights, powers and duties of the holders of the Series B Preferred Units as set forth in this Article XVII. Each Series B Preferred Unit shall be identical in all respects to every other Series B Preferred Unit, except as to the respective dates from which the Series B Liquidation Preference shall increase or from which Series B Distributions may begin accruing, to the extent such dates may differ. The Series B Preferred Units represent perpetual equity interests in the Partnership and shall not give rise to a claim by the holder for redemption thereof at a particular date.

Section 17.2                             Series B Preferred Units.

(a)         The authorized number of Series B Preferred Units shall be unlimited. Series B Preferred Units that are redeemed, purchased or otherwise acquired by the Partnership shall be cancelled.

(b)         The Series B Preferred Units shall be represented by a single certificate registered in the name of the Depository or its nominee, and no Series B Holder shall be entitled to receive a certificate evidencing such Series B Preferred Units, unless otherwise required by law or the Depository gives notice of its intention to resign or is no longer eligible to act as such and the Partnership shall have not selected a substitute Depository within 60 calendar days thereafter. So long as the Depository shall have been appointed and is serving, payments and communications made by the Partnership to Series B Holders shall be made by making payments to, and communicating with, the Depository.

Section 17.3                             Distributions.

(a)         Distributions on each Series B Preferred Unit shall be cumulative and shall accrue at the Series B Distribution Rate from the Series B Original Issue Date (or, for any Outstanding Series B Preferred Units issued after the Series B Original Issue Date, from the Series B Distribution Payment Date immediately preceding the issuance date of such Series B Preferred Units or if the issue date of any such additional Series B Preferred Units precedes the first Series B Distribution Payment Date for Series B Preferred Units issued on the Series B Original Issue Date, then from the Series B Original Issue Date) until such time as the Partnership pays the Series B Distribution, converts the Series B Preferred Units in full in accordance with Section 17.4 or redeems the Series B Preferred Units in full in accordance with Section 17.6, whether or not such Series B Distributions shall have been declared. Series B Holders shall be entitled to receive Series B Distributions from time to time out of any assets of the Partnership legally available for the payment of distributions at the Series B Distribution Rate per Series B Preferred Unit, when, as, and if declared by the General Partner. Series B Distributions, to the

extent declared by the General Partner to be paid by the Partnership in accordance with this Section 17.3 shall be paid monthly on each Series B Distribution Payment Date and, unless otherwise determined by the General Partner, shall be deemed to have been paid out of Available Cash with respect to the Quarter then ended immediately preceding the Series B Distribution Payment Date with respect to which such distribution was made. Distributions shall accumulate in each Series B Distribution Period from and including the preceding Series B Distribution Payment Date (other than the initial Series B Distribution Period, which shall commence on and include the Series B Original Issue Date), to but excluding the next Series B Distribution Payment Date for such Series B Distribution Period, and distributions shall accrue on accumulated Series B Distributions at the Series B Distribution Rate. If any Series B Distribution Payment Date otherwise would occur on a date that is not a Business Day, declared Series B Distributions shall be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Series B Distributions shall be payable based on a 360-day year consisting of twelve 30-day months. All Series B Distributions payable by the Partnership pursuant to this Section 17.3 or Section 12.4(b) shall be payable without regard to the income of the Partnership and shall be treated for federal income tax purposes as guaranteed payments for the use of capital under Section 707(c) of the Code.

(b)         Not later than 5:00 p.m., Central Time, on each Series B Distribution Payment Date, the Partnership shall pay those Series B Distributions, if any, that shall have been declared by the General Partner to Series B Holders on the Record Date for the applicable Series B Preferred Distribution. The Record Date for any Series B Distribution payment (the “Series B Distribution Record Date”) shall be the first Business Day of the month in which the applicable Series B Distribution Payment Date occurs, except that in the case of payments of Series B Distributions in Arrears, the Series B Distribution Record Date with respect to a Series B Distribution Payment Date shall be such date as may be designated by the General Partner in accordance with this Article XVII. No distribution shall be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities or cash in lieu of fractional Junior Securities) unless full cumulative Series B Distributions have been or contemporaneously are being paid or provided for on all Outstanding Series B Preferred Units and any Parity Securities through the most recent respective Series B Distribution Payment Dates. Accumulated Series B Distributions in Arrears for any past Series B Distribution Period may be declared by the General Partner and paid on any date fixed by the General Partner, whether or not such date is a Series B Distribution Payment Date, to Series B Holders on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated Series B Distributions in Arrears on all Outstanding Series B Preferred Units and any Parity Securities shall not have been paid, or if sufficient funds for the payment thereof shall not have been set apart, then payment of accumulated distributions in Arrears on the Series B Preferred Units and any such Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series B Preferred Units and any Parity Securities are paid, any partial payment shall be made Pro Rata with respect to the Series B Preferred Units and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series B Preferred Units and Parity Securities at such time. Subject to Sections 12.4 and 17.6, Series B Holders shall not be entitled to any distribution, whether payable in cash, property or Partnership Securities, in excess of full cumulative Series B Distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid Series B Distributions as described in Section 17.3(a), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment which may be in Arrears on the Series B Preferred Units. So long as the Series B Preferred Units are held of record by the nominee of the Depository, declared Series B Distributions shall be paid to the Depository in same-day funds on each Series B Distribution Payment Date.

Section 17.4                             Change of Control.

(a)         In connection with any Change of Control that occurs after the Series B Original Issue Date and while Series B Preferred Units are Outstanding, if the Partnership does not elect to redeem the Series B Preferred Units as provided for in Section 17.6, the Partnership will deliver notice to the Series B Holders and make an irrevocable written offer (a “Series B Change of Control Offer”) to each Series B Holder to convert such number of Series B Preferred Units held by such Series B Holder on the Series B Change of Control Conversion Date as such Series B Holder may elect in accordance with Section 17.4(c) into a number of Units per Series B Preferred Units that is an amount equal to the Series B Conversion Ratio (the “Series B Unit Conversion Consideration”). The “Series B Change of Control Conversion Date” shall be the date fixed by the General Partner, in its sole discretion, as the date the Series B Preferred Units are to be converted to Series B Conversion Units. Such Series B Change of Control Conversion Date shall be a Business Day that is no fewer than 20 days nor more than 35 days from the date on which the Partnership provides to the Series B Holders notice of the Series B Change of Control Offer.

(b)         Subject to Section 5.9, the “Series B Conversion Ratio” shall be calculated as the lesser of either: (i) the quotient, rounded to the nearest 10,000th of a Unit, obtained by dividing (A) the sum of the Series B Liquidation Preference as of 5:00 p.m., Central Time, on the Business Day immediately preceding the Series B Change of Control Conversion Date (unless the Series B Change of Control Conversion Date is after a Series B Distribution Record Date and prior to the corresponding Series B Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (B) the average of the closing prices for the Partnership’s Units on the National Securities Exchange on which the Units are then listed or admitted to trading for the ten consecutive Trading Days ending with the Trading Day immediately preceding the Series B Change of Control Conversion Date, or (ii) 1.962.  No fractional Units will be issued upon the conversion of the Series B Preferred Units. Instead, the Partnership shall pay the cash value of such fractional Units.

(c)          In the case of a Change of Control pursuant to which Series B Preferred Units will be converted into Alternative Form Consideration, a holder of Series B Preferred Units will receive upon conversion of such Series B Preferred Units the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of Units equal to the Series B Unit Conversion Consideration immediately prior to the effective time of the Change of Control.

(d)         If the holders of Units have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series B Preferred Units will receive will be the form and proportion of the aggregate consideration elected by the holders of Units who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of Units are subject, including pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

(e)          Each Series B Holder electing to participate in the Series B Change of Control Offer will be required, prior to the close of business on the third Business Day preceding the Series B Change of Control Conversion Date, to notify the Partnership in writing of the number of Series B Preferred Units to be converted in the Series B Change of Control Offer, which written notice shall be irrevocable.  The failure of any Series B Holder to timely deliver a written notice in accordance with the immediately preceding sentence (or the delivery by a Series B Holder of a timely notice of exercise for only a portion, but not all, of the Series B Preferred Units held by such Series B Holder) shall constitute an election by such Series B Holder to reject the Series B Change of Control Offer (or to reject the Series B Change of Control Offer as to the portion of the Series B Preferred Units held by such Series B Holder as to which a timely notice of exercise was not submitted).

(f)           Upon conversion, the rights of such participating Series B Holder shall cease with respect to such converted Series B Preferred Units, and such Person shall, if it was a Limited Partner immediately prior to such conversion, continue to be a Limited Partner and have the rights of a holder of Series B Conversion Units under this Agreement. Each Series B Preferred Unit that is converted into Series B Conversion Units in accordance with this Section 17.4 shall, upon the Series B Change of Control Conversion Date, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the issuance of the Series B Conversion Unit(s).

(g)          The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Series B Conversion Units. However, each participating Series B Holder shall pay any tax or duty which may be payable relating to any transfer by such Series B Holder involving the issuance or delivery of Series B Conversion Units in a name other than such Series B Holder’s name. The Transfer Agent may refuse to reflect the notation of book entry (or the issuance of a Certificate) for Series B Conversion Units being issued in a name other than the Series B Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties which will be due because the Series B Conversion Units are to be issued in a name other than such holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(h)         The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Series B Conversion Units and, if the Units are then listed or admitted to trading on a National Securities Exchange, shall list or cause to have admitted to trading and keep listed and admitted to trading the Series B Conversion Units to the extent permitted or required by the rules of such National Securities Exchange.

(i)             Notwithstanding anything herein to the contrary, nothing herein shall give to any Series B Holder any rights as a creditor in respect of its right to conversion.

Section 17.5                             Voting Rights.

(a)         Notwithstanding anything to the contrary in this Agreement, the Series B Holders shall have no voting rights whatsoever in respect of Series B Preferred Units, except as set forth in Section 13.3(c), this Section 17.5 or as otherwise provided by the Delaware Act.

(b)

(i)                                     Unless the General Partner shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series B Preferred Units, voting as a separate class, the General Partner shall not adopt any amendment to this Agreement that would have a material adverse effect on the existing terms of the Series B Preferred Units.

(ii)                                  Unless the General Partner shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series B Preferred Units, voting together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, as a separate class, the Partnership shall not (x) issue any additional Series B Preferred Units, Parity Securities or Senior Securities if the cumulative distributions payable on Outstanding Series B Preferred Units are in Arrears or (y) create or issue any Senior Securities.

(c)          For any matter described in this Section 17.5 for which the Series B Holders are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), such Series B Holders shall be entitled to one vote per Series B Preferred Unit. Any Series B Preferred Units held by any Group Member shall not be entitled to vote.

Section 17.6                             Optional Redemption.

In addition to the rights of the Partnership provided for in Section 4.10, the Partnership shall have the right at any time, and from time to time, on or after June 15, 2019 or within 180 days following the occurrence of a Change in Control, to redeem the Series B Preferred Units, in whole or in part, from any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the General Partner (the “Series B Redemption Date”).

(a)         The Partnership shall effect any such redemption by paying cash for each Series B Preferred Unit to be redeemed equal to the Series B Liquidation Preference for such Series B Preferred Unit on such Series B Redemption Date (the “Series B Redemption Price”). So long as the Series B Preferred Units are held of record by the nominee of the Depository, the Series B Redemption Price shall be paid by the Transfer Agent to the Depository on the Series B Redemption Date.

(b)         The Partnership shall give notice of its election to redeem Series B Preferred Units pursuant to this Section 17.6 by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled Series B Redemption Date, to each Series B Holder (as of 5:00 p.m. Central Time on the Business Day next preceding the day on which notice is given) whose Series B Preferred Units are to be redeemed as such Series B Holders’ names appear on the books of the Transfer Agent and at the address of such Series B Holders shown therein. Such notice (the “Series B Redemption Notice”) shall state: (1) the Series B Redemption Date, (2) the number of Series B Preferred Units to be redeemed and, if less than all Outstanding Series B Preferred Units are to be redeemed, the number (and the identification) of Series B Preferred Units to be redeemed from such Series B Holder, (3) the Series B Redemption Price, (4) the place where the Series B Preferred Units are to be redeemed and are to be presented and surrendered for payment of the Series B Redemption Price therefor and (5) that distributions on the Series B Preferred Units to be redeemed shall cease to accumulate from and after such Series B Redemption Date.

(c)          If the Partnership elects to redeem less than all of the Outstanding Series B Preferred Units pursuant to this Section 17.6, the number of Series B Preferred Units to be redeemed shall be determined by the General Partner, and such Series B Preferred Units shall be redeemed by such method of selection as the Depository shall determine either Pro Rata or by lot, with adjustments to avoid redemption of fractional Series B Preferred Units. The aggregate Series B Redemption Price for any such partial redemption of the Outstanding Series B Preferred Units shall be allocated correspondingly among the redeemed Series B Preferred Units. The Series B Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Article XVII.

(d)         If the Partnership gives or causes to be given a Series B Redemption Notice, the Partnership shall deposit with the Transfer Agent funds in an amount sufficient to redeem the Series B Preferred Units as to which such Series B Redemption Notice shall have been given no later than 5:00 p.m. Central Time on the Business Day immediately preceding the Series B Redemption Date, and shall give the Transfer Agent irrevocable instructions and authority to pay the Series B Redemption Price to the Series B Holders to be redeemed upon surrender or deemed surrender (which shall occur automatically if the certificate representing such Series B Preferred Units is issued in the name of the Depository or its nominee) of the certificates therefor as set forth in the Series B Redemption Notice. If the Series B Redemption Notice shall have been given, from and after the Series B Redemption Date, unless the Partnership defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series B Redemption Notice, all Series B Distributions on such Series B Preferred Units to be redeemed shall cease to accumulate and all rights of holders of such Series B Preferred Units as Limited Partners with respect to such Series B Preferred Units shall cease, except the right to receive the Series B Redemption Price, and such Series B Preferred Units shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Partnership shall be entitled to receive from the Transfer Agent the interest income, if any, earned on such funds deposited with the Transfer Agent (to the extent that such interest income is not required to pay the Series B Redemption Price of the Series B Preferred Units to be redeemed), and the holders of any Series B Preferred Units so redeemed shall have no claim to any such interest income. Any funds deposited with the Transfer Agent hereunder by the Partnership for any reason, including redemption of Series B Preferred Units, that remain unclaimed or unpaid after two years after the applicable Series B Redemption Date or other payment date, shall be, to the extent permitted by law, repaid to the Partnership upon its written request, after which repayment the Series B Holders entitled to such redemption or other payment shall have recourse only to the Partnership. Notwithstanding any Series B Redemption Notice, there shall be no redemption of any Series B Preferred Units called for redemption until funds sufficient to pay the full Series B Redemption Price of such Series B Preferred Units shall have been deposited by the Partnership with the Transfer Agent.

(e)          Any Series B Preferred Units that are redeemed or otherwise acquired by the Partnership shall be canceled. If only a portion of the Series B Preferred Units represented by a certificate shall have been called for redemption, upon surrender of such certificate to the Transfer Agent (which shall occur automatically if the certificate representing such Series B Preferred Units is registered in the name of the Depository or its nominee), the Transfer Agent shall issue to such Series B Holder(s) a new certificate (or adjust the applicable book-entry account) representing the number of Series B Preferred Units represented by the surrendered certificate that have not been called for redemption.

(f)           Notwithstanding anything to the contrary in this Article XVII, in the event that full cumulative distributions on the Series B Preferred Units and any Parity Securities shall not have been paid or declared and set apart for payment, none of the Partnership, the General Partner or any Affiliate of the General Partner shall be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Series B Preferred Units or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all Series B Holders and any Parity Securities. None of the Partnership, the General Partner or any Affiliate of the General Partner shall be permitted to redeem, repurchase or otherwise acquire any Units or any other Junior Securities (other than net exercises or withholding for tax under employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase or rights, warrants or appreciation rights relating to Partnership Securities)) unless full cumulative distributions on the Series B Preferred Units and any Parity Securities for all prior and the then-ending Series B Distribution Periods shall have been paid or declared and set apart for payment.

Section 17.7                             Rank.

The Series B Preferred Units shall be deemed to rank:

(a)         Senior to any Junior Securities;

(b)         On a parity with (i) the Series A Preferred Units and (ii) any Parity Securities; and

(c)          Junior to any Senior Securities.

The Partnership may issue Junior Securities and, subject to any approvals required by Series B Holders pursuant to Section 17.5(b)(ii), additional Series B Preferred Units and Parity Securities from time to time in one or more classes or series without the consent of the Series B Holders. The General Partner has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such class or series before the issuance of any Partnership Securities of such class or series.

Section 17.8                             No Sinking Fund.

The Series B Preferred Units shall not have the benefit of any sinking fund.

Section 17.9                             Record Holders.

To the fullest extent permitted by applicable law, the General Partner, Partnership, the Registrar and the Transfer Agent may deem and treat any Series B Holder as the true, lawful and absolute owner of the applicable Series B Preferred Units for all purposes, and neither the General Partner, the Partnership nor the Registrar or the Transfer Agent shall be affected by any notice to the contrary.

Section 17.10                      Other Rights; Fiduciary Duties.

The Series B Preferred Units shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Article XVII or as provided by applicable law.  To the fullest extent permitted by law and notwithstanding anything contained in this Agreement to the contrary (including Article VII) or any duty otherwise existing at law or in equity, neither the General Partner nor any other Indemnitee shall owe any fiduciary or other duties to Series B Holders; provided, however, that the foregoing does not eliminate the implied contractual covenant of good faith and fair dealing, without reference to the definition of “good faith” in Section 7.9(b).

ARTICLE XVIII

GENERAL PROVISIONS

Section 18.1                             Addresses and Notices.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below.  Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise.  An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 18.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report.  If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners.  Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3.  The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

Section 18.2                             Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 18.3                             Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 18.4                             Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 18.5                             Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 18.6                             Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 18.7                             Third-Party Beneficiaries

Each Partner agrees that any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee.

Section 18.8                             Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.  Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest pursuant to Section 10.2(a) without execution of this Agreement.

Section 18.9                             Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 18.10                      Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 18.11                      Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

Section 18.12                      Facsimile Signatures.

The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Partnership on certificates representing Units is expressly permitted by this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

LEGACY RESERVES GP, LLC

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	Executive Vice President and Chief Financial Officer

LIMITED PARTNERS

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner or without execution hereof pursuant to Section 10.2(a) hereof.

LEGACY RESERVES GP, LLC

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT A
to the Fourth Amended and Restated
Agreement of Limited Partnership of
Legacy Reserves LP
Certificate Evidencing Units
Representing Limited Partner Interests in
Legacy Reserves LP

No.	Units
CUSIP

In accordance with Section 4.1 of the Fourth Amended and Restated Agreement of Limited Partnership of Legacy Reserves LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), hereby certifies that                                        (the “Holder”) is the registered owner of                     Units representing limited partner interests in the Partnership (the “Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.  The rights, preferences and limitations of the Units are set forth in, and this Certificate and the Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement.  Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 303 W. Wall Street, Ste. 1800, Midland, Texas 79701.  Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF LEGACY RESERVES LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF LEGACY RESERVES LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE LEGACY RESERVES LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED).  LEGACY RESERVES GP, LLC, THE GENERAL PARTNER OF LEGACY RESERVES LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF LEGACY RESERVES LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES.  THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

Dated:	Legacy Reserves LP

Countersigned and Registered by:	By:	Legacy Reserves GP, LLC,
its General Partner

By:
as Transfer Agent and Registrar	Name:

By:	By:
Authorized Signature		Secretary

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT - JT TEN -	as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	Custodian (Cust) (Minor) under Uniform Gifts/Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF UNITS
in
LEGACY RESERVES LP

FOR VALUE RECEIVED,                      hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name	(Please insert Social Security or other
and address of assignee)	identifying number of assignee)

                       Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                      as its attorney-in-fact with full power of substitution to transfer the same on the books of Legacy Reserves LP

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17d-15

(Signature)

(Signature)

Signature(s) Guaranteed

No transfer of the Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Units to be transferred is surrendered for registration or transfer.

EXHIBIT A-1
to the Fourth Amended and Restated
Agreement of Limited Partnership of
Legacy Reserves LP
Certificate Evidencing Incentive Distribution Units
Representing Limited Partner Interests in
Legacy Reserves LP

No.	Incentive Distribution Units
CUSIP

In accordance with Section 4.1 and subject to Section 4.7 of the Fourth Amended and Restated Agreement of Limited Partnership of Legacy Reserves LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), hereby certifies that                                        (the “Holder”) is the registered owner of                     Incentive Distribution Units representing limited partner interests in the Partnership (the “Incentive Distribution Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.  The rights, preferences and limitations of the Incentive Distribution Units are set forth in, and this Certificate and the Incentive Distribution Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement.  Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 303 W. Wall Street, Ste. 1800, Midland, Texas 79701.  Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF LEGACY RESERVES LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN IN ACCORDANCE WITH SECTION 4.7 OF THE PARTNERSHIP AGREEMENT OR IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF LEGACY RESERVES LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE LEGACY RESERVES LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED).  LEGACY RESERVES GP, LLC, THE GENERAL PARTNER OF LEGACY RESERVES LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF LEGACY RESERVES LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES.  THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF

A-1-1

ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

Dated:	Legacy Reserves LP

Countersigned and Registered by:	By:	Legacy Reserves GP, LLC,
its General Partner

By:
as Transfer Agent and Registrar	Name:

By:	By:
Authorized Signature		Secretary

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT - JT TEN -	as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	Custodian (Cust) (Minor) under Uniform Gifts/Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

A-1-2

ASSIGNMENT OF INCENTIVE DISTRIBUTION UNITS
in
LEGACY RESERVES LP

FOR VALUE RECEIVED,                      hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

Incentive Distribution Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                      as its attorney-in-fact with full power of substitution to transfer the same on the books of Legacy Reserves LP

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

A-1-3

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17d-15

(Signature)

(Signature)

Signature(s) Guaranteed

No transfer of the Incentive Distribution Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Incentive Distribution Units to be transferred is surrendered for registration or transfer.

A-1-4

EXHIBIT B
to the Fourth Amended and Restated
Agreement of Limited Partnership of
Legacy Reserves LP
Certificate Evidencing 8% Series A Fixed-to-Floating Rate Cumulative
Redeemable Perpetual Preferred Units
Representing Limited Partner Interests in
Legacy Reserves LP

No.	Series A Preferred Units
CUSIP

In accordance with Section 4.1 of the Fourth Amended and Restated Agreement of Limited Partnership of Legacy Reserves LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), hereby certifies that                                        (the “Holder”) is the registered owner of                     8% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.  The rights, preferences and limitations of the Series A Preferred Units are set forth in, and this Certificate and the Series A Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement.  Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 303 W. Wall Street, Ste. 1800, Midland, Texas 79701.  Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF LEGACY RESERVES LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF LEGACY RESERVES LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE LEGACY RESERVES LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED).  LEGACY RESERVES GP, LLC, THE GENERAL PARTNER OF LEGACY RESERVES LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF LEGACY RESERVES LP BECOMING TAXABLE AS A

CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES.  THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

Dated:	Legacy Reserves LP

Countersigned and Registered by:	By:	Legacy Reserves GP, LLC,
its General Partner

By:
as Transfer Agent and Registrar	Name:

By:	By:
Authorized Signature		Secretary

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT - JT TEN -	as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	Custodian (Cust) (Minor) under Uniform Gifts/Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF SERIES A PREFERRED UNITS
in
LEGACY RESERVES LP

FOR VALUE RECEIVED,                      hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

Series A Preferred Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                      as its attorney-in-fact with full power of substitution to transfer the same on the books of Legacy Reserves LP

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17d-15

(Signature)

(Signature)

Signature(s) Guaranteed

No transfer of the Series A Preferred Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Series A Preferred Units to be transferred is surrendered for registration or transfer.

EXHIBIT C
to the Fourth Amended and Restated
Agreement of Limited Partnership of
Legacy Reserves LP
Certificate Evidencing 8.00% Series B Fixed-to-Floating Rate Cumulative
Redeemable Perpetual Preferred Units
Representing Limited Partner Interests in
Legacy Reserves LP

No.	Series B Preferred Units
CUSIP

In accordance with Section 4.1 of the Fourth Amended and Restated Agreement of Limited Partnership of Legacy Reserves LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), hereby certifies that                                        (the “Holder”) is the registered owner of                     8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series B Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.  The rights, preferences and limitations of the Series B Preferred Units are set forth in, and this Certificate and the Series B Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement.  Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 303 W. Wall Street, Ste. 1800, Midland, Texas 79701.  Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF LEGACY RESERVES LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF LEGACY RESERVES LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE LEGACY RESERVES LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED).  LEGACY RESERVES GP, LLC, THE GENERAL PARTNER OF LEGACY RESERVES LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF LEGACY RESERVES LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES.  THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS

SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

Dated:	Legacy Reserves LP

Countersigned and Registered by:	By:	Legacy Reserves GP, LLC,
its General Partner

By:
as Transfer Agent and Registrar	Name:

By:	By:
Authorized Signature		Secretary

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT - JT TEN -	as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	Custodian (Cust) (Minor) under Uniform Gifts/Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF SERIES B PREFERRED UNITS
in
LEGACY RESERVES LP

FOR VALUE RECEIVED,                      hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

                     Series B Preferred Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                      as its attorney-in-fact with full power of substitution to transfer the same on the books of Legacy Reserves LP

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17d-15

(Signature)

(Signature)

Signature(s) Guaranteed

No transfer of the Series B Preferred Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Series B Preferred Units to be transferred is surrendered for registration or transfer.